Exhibit 99.1

Chongqing SIMIC Semiconductor Limited
Financial Statements
For the Year Ended 31 December 2025

Chongqing SIMIC Semiconductor Limited
Financial Statements
For the Year Ended 31 December 2025

Contents	Page
I Financial Statements
1 Balance Sheet	1-2
2 Income Statement	3
3 Statements of Cash Flows	4
4 Statements of Changes in Owners’ Equity	5
II Notes to the Financial Statements	1-66

Chongqing SIMIC Semiconductor Limited
Balance Sheet
2025.12.31
(Expressed in CNY unless otherwise specified)
(English Translation for Reference Only)

Assets	2025.12.31
Current Assets:
Cash at bank and on hand	237,923,619.44
Notes receivable
Accounts receivable	159,569,378.28
Prepayments	3,211,992.36
Other receivables	556,999.02
Inventories	293,177,782.06
Other current assets	13,297,784.12
Total current assets	707,737,555.28
Non-current assets:
Long-term equity investments
Fixed assets	1,816,496,998.21
Construction in progress	103,563,283.26
Right-of-use assets	56,943,965.98
Intangible assets	237,290,211.25
Long-term prepaid expenses	118,756.79
Deferred tax assets
Other non-current assets	51,899,499.32
Total non-current assets	2,266,312,714.81
Total assets	2,974,050,270.09

Attached Notes Are Part of the Financial Statements.
Financial Statement Page 1

Chongqing SIMIC Semiconductor Limited
Balance Sheet (Continued)
2025.12.31
(Expressed in CNY unless otherwise specified)
(English Translation for Reference Only)

Liabilities and Owner's Equity	2025.12.31
Current Liabilities:
Accounts payable	166,526,056.02
Advances from customers	105,316.00
Contract liabilities	5,954,165.13
Accrued payroll	85,748,403.08
Taxes and surcharges payable	3,550,532.31
Other payables	99,124,600.57
Non-current liabilities due within one year	427,182,288.75
Other current liabilities	12,587,891.85
Total Current Liabilities	800,779,253.71
Non-current liabilities:
Long-term borrowings	144,100,000.00
Lease liabilities	54,395,639.74
Deferred income
Total Non-current Liabilities	198,495,639.74
Total Liabilities	999,274,893.45
Owners' Equity:
Paid-in capital (Share capital)	2,836,474,075.32
Capital reserve	411,871,706.67
Surplus reserve
Retained earningss	-1,273,570,405.35
Total equity attributable to the parent company
Minority shareholders' equity
Total Owners’ Equity	1,974,775,376.64
Total Liabilities and Owners' Equity	2,974,050,270.09

Attached Notes Are Part of the Financial Statements.
Financial Statement Page 2

Chongqing SIMIC Semiconductor Limited
Income Statement
For the Year 2025
(Expressed in CNY unless otherwise specified）
(English Translation for Reference Only)

Items	FY 2025
I. Revenue	1,132,254,008.53
Less: Cost of sales	1,050,960,546.07
Taxes and surcharges	6,616,696.24
Selling expenses	17,293,265.00
Administrative expenses	30,782,493.88
Research and development expenses	34,738,494.64
Finance expenses	21,051,767.62
Including: Interest expenses	18,147,996.47
Interest income	1,283,983.25
Add: Other benefits	2,793,947.46
Investment income (“-” for losses)
Including: Income from investments in joint ventures
Credit impairment loss (“-” for losses)	4,734,355.58
Impairment losses on assets (“-” for losses)	-14,760,137.33
Gain or loss on disposal of assets (“-” for losses)	42,117.76
II. Operating profit (“-” for losses)	-36,378,971.45
Add：Non-operating income	3,689,090.41
Less：Non-operating expenditure	55,926.87
III. Income before tax (“-” for losses)	-32,745,807.91
Less：Income tax
IV. Net profit (“-” for losses)	-32,745,807.91
(I) Net Profit for Continuing Operations (“-” for losses)	-32,745,807.91
V. Other comprehensive income, net of tax
VI. Total comprehensive income	-32,745,807.91

Attached Notes Are Part of the Financial Statements.
Financial Statement Page 3

Chongqing SIMIC Semiconductor Limited
Statements of Cash Flows
For the Year 2025
(Expressed in CNY unless otherwise specified)
(English Translation for Reference Only)

Items	FY2025
I. CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from sales of goods or rendering of service	1,203,222,848.40
Refunds of taxes received	34,748,853.70
Cash received from other operating activities	16,390,297.72
Sub-total of cash inflows from operating activities	1,254,361,999.82
Cash paid for goods and services	655,917,072.82
Cash paid to and for employees	257,375,492.20
Cash paid for taxes and other surcharges	7,512,203.02
Cash paid for other operating activities	19,856,092.05
Sub-total of cash outflows for operating activities	940,660,860.09
Net cash flows from operating activities	313,701,139.73
II. CASH FLOWS FROM INVESTING ACTIVITIES
Cash received from investment income
Cash received from disposal of fixed assets, intangible assets and other long-term assets
Sub-total of cash inflows from investing activities
Cash paid for acquisition of fixed assets, intangible assets & other long-term assets	217,018,466.42
Other cash payments relating to investing activities	20,297,802.51
Sub-total of cash outflows from investing activities	237,316,268.93
Net cash flows from investing activities	-237,316,268.93
III. CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from capital contributions	10,346,272.94
Cash received from borrowings
Other cash receipts relating to financing activities	14,000,000.00
Sub-total cash inflows from financing activities	24,346,272.94
Cash repayments of borrowings	54,960,000.00
Cash paid for interest expenses	15,035,216.88
Other cash payments relating to financing activities	13,015,407.61
Sub-total of cash outflows from financing activities	83,010,624.49
Net cash flows from financing activities	-58,664,351.55
IV. EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH	-1,327,006.24
V. NET INCREASE IN CASH AND CASH EQUIVALENTS	16,393,513.01
Add: Cash and cash equivalents of the year beginning	199,490,763.25
VI. Cash and cash equivalents of the year end	215,884,276.26

Attached Notes Are Part of the Financial Statements.
Financial Statement Page 4

Chongqing SIMIC Semiconductor Limited
Statement of Changes in Owners’ Equity
For the Year 2025
(Expressed in CNY unless otherwise specified)
(English Translation for Reference Only)

Items	FY2025
	Paid-in capital (Share capital)	Other equity instruments			Capital reserves	Other Comprehensive Income	Special reserve	Surplus reserve	Undistributed profits	Owner's Equity Total
		Preferred shares	Perpetual notes	Others
I. Equity ending balance of previous year	2,806,619,979.16				365,474,912.86				-1,240,824,597.44	1,931,270,294.58
Add: Influences by accounting policy change
II. Beginning balance of current year	2,806,619,979.16				365,474,912.86				-1,240,824,597.44	1,931,270,294.58
III. Amount change of current year (“-” for losses)	29,854,096.16				46,396,793.81				-32,745,807.91	43,505,082.06
(I). Total comprehensive gain/loss									-32,745,807.91	-32,745,807.91
(II) Investment by owner and decrease of capital	29,854,096.16				46,396,793.81					76,250,889.97
1. Investment by owners	29,854,096.16				20,492,176.78					50,346,272.94
2．Investment by holders of other equity instruments
3．Share-based payment included in owner's equity					25,904,617.03					25,904,617.03
(III). Distribution of profit
1．Surplus reserves
2. General Risk Reserve
3．Distribution to shareholders
(IV). Conversion within owner's equity
1．Conversion from capital reserves into capital
2．Conversion from surplus reserves into capital
3．Recovery of losses from surplus reserves
(V). Appropriative Reserve
1．Accrued in the current year							3,564,868.72			3,564,868.72
2．Used in the current year							3,564,868.72			3,564,868.72
IV. Ending balance of current year	2,836,474,075.32				411,871,706.67				-1,273,570,405.35	1,974,775,376.64
Attached Notes Are Part of the Financial Statements.
Financial Statement Page 5

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
Chongqing SIMIC Semiconductor Limited    .
Notes to the Financial Statements For the Year 2025
(Expressed in CNY unless otherwise specified)
(English Translation for Reference Only)

I.COMPANY STATUS
Chongqing SIMIC Semiconductor Limited. (hereinafter referred to as the “Company”) is a Sino-foreign joint venture incorporated on 22 April 2016 in Chongqing, the People’s Republic of China, with registered capital of USD 379,000,000. The Company was jointly funded by Alpha & Omega Semiconductor Limited. (hereinafter referred to as “AOS Limited”), Chongqing Strategic Emerging Industry Equity Investment Fund Partnership (Limited Partnership) (hereinafter referred to as “Chongqing Strategic Fund”), Liangjiang New Area Strategic Emerging Industry Equity Investment Fund Partnership (Limited Partnership) (hereinafter referred to as “Liangjiang New Area Strategic Fund”, Alpha & Omega Semiconductor (Shanghai) Ltd. (hereinafter referred to as “AOS Shanghai”) and Agape Package Manufacturing (Shanghai), Limited (hereinafter referred to as “APMSH”). AOS Shanghai completed the merger by absorption of APMSH in 2023, and APMSH was deregistered in June 2023. The approved business term of the Company is perpetual.
On 1 December 2021, the Board of Directors of the Company reviewed and approved the following equity transfers:APMSH transferred shares with a registered capital value of USD 3,989,500 representing 1.05% of the Company’s total registered capital, to Qingdao Huawen Yu Enterprise Management Partnership (Limited Partnership) (hereinafter referred to as “Qingdao Huawen Yu”);AOS Shanghai transferred shares with a registered capital value of USD 3,989,500 representing 1.05% of the Company’s total registered capital, to Qingdao Huawen Yu.
On 27 December 2021, the Board of Directors of the Company reviewed and approved the following equity transfers:
Notes to the Financial Statements Page 1

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
Chongqing Strategic Fund transferred shares with a registered capital value of USD 124,000,000 representing 32.72% of the Company’s total registered capital, to Chongqing Yujiangxin Enterprise Management Co., Ltd. (hereinafter referred to as “Chongqing Yujiangxin”);
Liangjiang New Area Strategic Fund transferred shares with a registered capital value of USD 60,596,300 representing 15.99% of the Company’s total registered capital, to Chongqing Yujiangxin;AOS Shanghai transferred shares with a registered capital value of USD 4,211,100 representing 1.11% of the Company’s total registered capital, to Ningde Amperex Technology Ltd. (hereinafter referred to as “Ningde Amperex” );Liangjiang New Area Strategic Fund transferred shares with a registered capital value of USD 1,403,746 representing 0.37% of the Company’s total registered capital, to Chongqing Liangjiang Xizheng Equity Investment Fund Partnership (Limited Partnership) (hereinafter referred to as “Chongqing Liangjiang Xizheng”).
On 30 December 2021, the Board of Directors of the Company reviewed and approved an employee stock ownership plan (ESOP). Six employee shareholding partnerships subscribed for capital increases in the Company as follows:
Chongqing Gongye xing No.1 Enterprise Management Partnership (Limited Partnership) (hereinafter referred to as “Chongqing Gongyexing No.1”) – USD 9,742,000
Chongqing Gongye xing No.2 Enterprise Management Partnership (Limited Partnership) (hereinafter referred to as “Chongqing Gongyexing No.2”) – USD 2,394,100
Chongqing Gongyexing No.3 Enterprise Management Partnership (Limited Partnership) (hereinafter referred to as “Chongqing Gongyexing No.3”) – USD 1,323,900
Chongqing Gongyexing No.4 Enterprise Management Partnership (Limited Partnership) (hereinafter referred to as “Chongqing Gongyexing No.4”) – USD 924,700
Chongqing Gongye Xingwu Enterprise Management Partnership Enterprise (Limited Partnership)(hereinafter referred to as “Chongqing Gongye xingwu”) – USD 740,600
Chongqing Gongyexing No.6 Enterprise Management Partnership (Limited Partnership) (hereinafter referred to as “Chongqing Gongyexing No.6”) – USD 627,600
Notes to the Financial Statements Page 2

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
The total capital increase amounted to USD 15,752,900 representing 3.99% of the Company’s registered capital after the capital injection.The Company completed the amendment to its articles of association on 30 December 2021 and finished the industrial and commercial registration change on 7 January 2022.Upon completion of this capital increase, the Company’s registered capital was adjusted from USD 379,000,000 to USD 394,752,900.
On 10 January 2022, the Company signed a capital increase agreement with Beijing Wanguo Yiyu Enterprise Management Consulting Partnership (Limited Partnership) (hereinafter referred to as “Beijing Wanguo Yiyu”), allowing Beijing Wanguo Yiyu to subscribe for newly-registered capital of USD 7,829,300; On 11 January and 17 January 2022, the Company entered into a capital increase agreement and a supplementary agreement with Shanghai Hushanshi Consulting Management Center (Limited Partnership) (hereinafter referred to as “Shanghai Hushanshi”), pursuant to which Shanghai Hushanshi subscribed for newly-registered capital of USD 5,921,300 and USD 986,900 respectively, with a total subscription amount of USD 6,908,200; On 11 January 2022, the Company reached an agreement with Suzhou Hushan Huaxin Venture Capital Partnership (Limited Partnership) (hereinafter referred to as “Suzhou Hushan Huaxin”), enabling the latter to subscribe for newly-registered capital of USD 4,605,500; On 12 January 2022, the Company executed relevant capital increase agreements with Hangzhou Fuchun No.4 Venture Capital Partnership (Limited Partnership) (hereinafter referred to as “Hangzhou Fuchun No.4”) and Chongqing Liangjiang Xizheng separately, where Hangzhou Fuchun No.4 subscribed for newly-registered capital of USD 2,302,700 and Chongqing Liangjiang Xizheng subscribed for newly-registered capital of USD 3,289,600, and its cumulative holding of the Company’s registered capital increased to USD 4,693,300 after the transaction; on 14 January 2022, the Company concluded a capital increase agreement with Xiamen Huiyou Haojia Equity Investment Partnership (Limited Partnership) (hereinafter referred to as “Xiamen Huiyou Haojia”) and Gongqingcheng Huiying No.1 Investment Partnership (Limited Partnership) (hereinafter referred to as “Gongqingcheng Huiying No.1”), with Xiamen Huiyou Haojia subscribing for USD 5,263,400 and Gongqingcheng Huiying No.1 subscribing for USD 1,315,800 of the Company’s newly registered capital; On 21 January 2022, the Company
Notes to the Financial Statements Page 3

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
signed a capital increase agreement with Chongqing BOE Wisdom Private Equity Investment Fund Partnership (Limited Partnership) (hereinafter referred to as “Chongqing BOE Wisdom”), which subscribed for newly-registered capital of USD 1,973,800. Upon the completion of this round of equity financing, the Company’s registered capital was increased from USD 394,752,900 to USD 428,241,100.
On 23 August 2024, all shareholders unanimously approved the transfer by Gongqingcheng Huiying No.1 of shares corresponding to registered capital of USD 1,315,800 to Xiamen Huiyuan No.1 Venture Capital Partnership (Limited Partnership) (hereinafter referred to as “Xiamen Huiyuan No.1”).
On 27 December 2024, all shareholders unanimously approved the Company’s capital increase of USD 32,690,160.64 to be subscribed by Chongqing Yujiang Semiconductor Private Equity Investment Fund Partnership (Limited Partnership) (hereinafter referred to as “Chongqing Yujiang Semiconductor PE Fund”). Part of the capital contribution was received in January 2025, with an actual capital injection of RMB 40,000,000, equivalent to USD 2,615,212.85 in accordance with the terms of the investment agreement.
On 9 September 2025, the Company held the Second Extraordinary Shareholders’ Meeting of 2025 and passed a resolution approving the following equity transfers to Shanghai SIMIC Holdings Co., Ltd. (hereinafter referred to as “SIMIC”): Chongqing Yujiangxin Enterprise Management Co., Ltd. agreed to transfer its 15.0943% equity interest in the Company corresponding to registered capital of USD 69,574,530.56 to SIMIC at a consideration of RMB 800,000,000; Alpha & Omega Semiconductor Limited (hereinafter referred to as “AOS Limited”) agreed to transfer its 7.5933% equity interest corresponding to cash-subscribed registered capital of USD 35,000,000 at a consideration of RMB 402,446,122, which is equivalent to USD 55,983,936 calculated based on the central parity rate of RMB against US Dollar released by the China Foreign Exchange Trade System authorized by the People’s Bank of China on 4 June 2025 (USD 1 = RMB 7.1886); Alpha & Omega Semiconductor (Shanghai) Ltd. (hereinafter referred to as “AOS Shanghai”) agreed to transfer its 12.7518% equity interest corresponding to equipment-subscribed registered capital of USD
Notes to the Financial Statements Page 4

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
58,776,900.70 at a consideration of RMB 675,843,878, equivalent to USD 94,016,064 calculated using the aforesaid same central parity rate; Chongqing Gongyexing No.1, Chongqing Gongyexing No.2, Chongqing Gongyexing No.3, Chongqing Gongyexing No.4, Chongqing Gongye xingwu and Chongqing Gongyexing No.6 Enterprise Management Partnership (Limited Partnership) collectively agreed to transfer their aggregate 3.4177% equity interest corresponding to subscribed registered capital of USD 15,752,900 to SIMIC for total consideration consisting of RMB 88,771,441.39 and USD 3,877,836.
On 28 October 2025, the Company convened the Third Extraordinary Shareholders’ Meeting of 2025 and passed a resolution approving that the following shareholders transfer their respective equity interests in the Company to Zhuhai Xinwei Fund Partnership (Limited Partnership) (hereinafter referred to as “Zhuhai Xinwei Fund”): Qingdao Huawen Yu Enterprise Management Consulting Partnership (Limited Partnership) transfers its 1.7310% equity interest corresponding to registered capital of USD 7,978,948 at a consideration of RMB 119,876,712.33; CATL New Energy Technology Co., Ltd. transfers its 0.9136% equity interest corresponding to registered capital of USD 4,211,111 at a consideration of RMB 66,470,136.99; Beijing Wanguo Yiyu Enterprise Management Consulting Partnership (Limited Partnership) transfers its 1.6986% equity interest corresponding to registered capital of USD 7,829,826.85 at a consideration of RMB 131,661,164.38; Shanghai Hushanshi Consulting Management Center (Limited Partnership) transfers its 1.4987% equity interest corresponding to registered capital of USD 6,908,175.75 at a consideration of RMB 116,163,698.63; Xiamen Huiyou Haojia Equity Investment Partnership (Limited Partnership) transfers its 1.1419% equity interest corresponding to registered capital of USD 5,263,372 at a consideration of RMB 88,442,739.73; Chongqing Liangjiang Xizheng Equity Investment Fund Partnership (Limited Partnership) transfers its 1.0182% equity interest corresponding to registered capital of USD 4,693,355.50 at a consideration of RMB 77,660,547.59; Suzhou Hushan Huaxin Venture Capital Partnership (Limited Partnership) transfers its 0.9992% equity interest corresponding to registered capital of USD 4,605,450.50 at a consideration of RMB 77,449,315.51; Hangzhou Fuchun No.4 Venture Capital Partnership (Limited Partnership) transfers its 0.4996% equity interest corresponding to registered capital of USD
Notes to the Financial Statements Page 5

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
2,302,725.25 at a consideration of RMB 38,712,602.74; Chongqing BOE Wisdom Private Equity Investment Fund Partnership (Limited Partnership) transfers its 0.4282% equity interest corresponding to registered capital of USD 1,973,766.50 at a consideration of RMB 33,163,561.64; Xiamen Huiyuan No.1 Venture Capital Partnership (Limited Partnership) transfers its 0.2855% equity interest corresponding to registered capital of USD 1,315,843 at a consideration of RMB 22,120,547.95; Chongqing Yujiang Semiconductor Private Equity Investment Fund Partnership (Limited Partnership) transfers its 7.0922% equity interest corresponding to registered capital of USD 32,690,160.64 at a consideration of RMB 40,700,273.97.
As of 31 December 2025, in accordance with the latest Articles of Association, the Company’s registered capital amounts to USD 460,931,300, of which the paid-in capital is USD 426,978,500, equivalent to RMB 2,836,474,075.32.
The principal business activities conducted by the Company are as follows: General business items: design, manufacturing and sales of semiconductor chips; design, packaging, manufacturing and sales of semiconductor chip packages; undertaking processing and trading services for semiconductor chips or semiconductor chip packaging. (Business items subject to approval in accordance with law may only be carried out upon approval by relevant competent authorities; save for business items subject to statutory approval, the Company may independently conduct business activities in accordance with law relying on its business license.)
The parent company of the Company is SIMIC, which is also the actual controller of the Company.
II.BASIS FOR FINANCIAL STATEMENTS
1.Basis of Preparation
The financial statements are prepared in accordance with the Chinese Accounting Standards for Business Enterprises -- Basic Standards issued by the Ministry of Finance and other specific accounting standards, guide to the application of the Accounting Standards for Business Enterprises, interpretation of accounting Standards for Business Enterprises and
Notes to the Financial Statements Page 6

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
other relevant provisions (hereinafter collectively referred to as "Accounting Standards for Business Enterprises").
2.Going Concern
The financial statements have been prepared on the going concern basis.
III.PRINCIPAL ACCOUNTING POLICIES AND ACCOUNTING ESTIMATES
1.Statement for Compliance with the Accounting Regulations
These financial statements have been prepared in accordance with the Accounting Standards for Business Enterprises issued by the Ministry of Finance, and present fairly and completely the Company’s financial position as at 31 December 2025, as well as its operating results and cash flows for the year ended 31 December 2025.
2.Accounting Period
The accounting year of the Company is from 1 January to 31 December.
3.Operating Period
The operating period of the Company is 12 months.
4.Functional Currency
The functional currency of the Company is RMB.
5.Cash and Cash Equivalents
Cash comprises cash on hand and deposits that can be readily withdrawn on demand. Cash equivalents are short-term, highly liquid investments that are readily convertible into known amounts of cash and are subject to an insignificant risk of changes in value.
6.Foreign Currency Transactions
Foreign currency transactions are translated at an exchange rate that approximates the spot exchange rate on the transaction date and is determined by a systematic and rational method.Monetary foreign currency items at the balance sheet date are remeasured at the spot exchange rate prevailing at the balance sheet date. All resulting exchange differences are recognised in profit or loss for the current period, except for exchange differences arising from specific foreign currency borrowings attributable to the construction or acquisition of qualifying assets, which are accounted for in accordance with the capitalisation principles for borrowing costs.
7.Financial Instruments
When the company becomes a party to a financial instrument contract, it recognizes a financial asset, financial liability or equity instrument.
Notes to the Financial Statements Page 7

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
1)Classification of Financial Instruments
According to the company's management of the business model of financial assets and the contractual cash flow characteristics of financial assets, financial assets at initial recognition classification as follows: financial assets measured at the amortized cost, measured at fair value and the changes are included in the financial assets of other comprehensive income and measured at fair value and the changes are recorded into the profits and losses of the current financial assets.
The company classifies the financial assets measured at amortized cost that simultaneously meet the following conditions and are not designated to be measured at fair value and whose changes are recorded into current profits and losses:
－The business model is aimed at collecting contract cash flow；
－Contract cash flow is only a payment of principal and interest based on the outstanding principal amount.
The Company classifies financial assets (debt instruments) that meet the following conditions at the same time and are not designated as measured at fair value and whose changes are recorded into current profit and loss as financial assets (debt instruments) measured at fair value and recorded into other comprehensive income；
－The business model is aimed at both collecting contract cash flow and selling the financial asset；
－Contract cash flow is only a payment of principal and interest based on the outstanding principal amount.
For investments in non-tradable equity instruments, the Company may, upon initial recognition, irrevocably designate them as financial assets measured at fair value and whose changes are included in other comprehensive income (equity instruments). The designation is made on a single investment basis that meets the definition of an equity instrument from the issuer's point of view.
Except for the above financial assets measured at amortized cost and at fair value and whose changes are included in other comprehensive income, the Company classifies all the remaining financial assets as financial assets measured at fair value and whose
Notes to the Financial Statements Page 8

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
changes are included in current profit and loss.Upon initial recognition, the Company may irrevocably designate financial assets that would otherwise be classified as measured at amortised cost or measured at fair value through other comprehensive income as financial assets measured at fair value through profit or loss, if such designation eliminates or significantly reduces an accounting mismatch.
Financial liabilities are classified upon initial recognition into two categories: financial liabilities measured at fair value through profit or loss, and financial liabilities measured at amortised cost.
Financial liabilities that meet one of the following conditions may be designated at initial measurement as financial liabilities measured at fair value and changes in which are recorded in profit or loss for the period:
i) This designation eliminates or significantly reduces accounting mismatches.
ii) The portfolio of financial liabilities, or the combined portfolio of financial assets and financial liabilities, is managed and its performance evaluated on a fair value basis in accordance with the entity’s formal documented risk management or investment strategies, and such information is reported to key management personnel on the same basis internally within the entity.
iii) The financial liability contains embedded derivatives that need to be split separately.

2)Recognition and Measurement of Financial Instruments
(1)Financial Assets Measured at Amortized Cost
Financial assets measured at amortised cost include notes receivable, accounts receivable, other receivables, long-term receivables, debt investments, etc. They are initially measured at fair value, with relevant transaction costs included in the initial recognition amount. Accounts receivable that do not contain a significant financing component, as well as accounts receivable for which the Company elects not to
Notes to the Financial Statements Page 9

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
account for financing components with a term of no more than one year, are initially measured at the contract transaction price.
Interest calculated using the effective interest method during the holding period is included in the current profit and loss.
When recovering or disposing, the difference between the price obtained and the carrying value of the financial asset shall be recorded into the current loss.

(2)Financial Assets Measured at Fair Value and Whose Changes Are Included in Other Comprehensive Income (Debt Instruments)
Financial assets measured at fair value through other comprehensive income (debt instruments) include financing of receivables and other debt investments. They are initially measured at fair value, with relevant transaction costs included in the initial carrying amount. Such financial assets are subsequently measured at fair value. Changes in fair value are recognised in other comprehensive income, except for interest calculated using the effective interest method, impairment gains or losses and exchange differences.
Upon derecognition, cumulative gains or losses previously recognised in other comprehensive income are reclassified out of other comprehensive income and recognised in profit or loss for the current period.

(3)Financial Assets Measured at Fair Value and Whose Changes Are Included In Other Comprehensive Income (Equity Instruments)
Financial assets (equity instruments) measured at fair value and whose changes are included in other comprehensive income, including other equity instrument investments, shall be initially measured at fair value, and relevant transaction costs shall be included in the initial recognized amount. The financial asset shall be measured according to its fair value, and the change of fair value shall be recorded into other comprehensive income. The dividends obtained are included in the current profit and loss.
Notes to the Financial Statements Page 10

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
Upon termination of recognition, accumulated gains or losses previously recorded in other comprehensive income are transferred from other comprehensive income and recorded in retained earnings.

(4)Financial Assets Measured at Fair Value and Whose Changes Are Recorded In Current Profits and Losses
Financial assets measured at fair value and recorded into current profit and loss include trading financial assets, derivative financial assets and other non-current financial assets, etc. Initial measurement shall be made at fair value, and relevant transaction expenses shall be recorded into current profit and loss. The financial asset shall be measured according to its fair value, and the change of fair value shall be recorded into current profits and losses.

(5)Financial Liabilities Measured at Fair Value and Whose Changes Are Recorded in Current Profits and Losses
Financial liabilities measured at fair value and recorded into current profits and losses include transactional financial liabilities and derivative financial liabilities, etc. Initial measurement shall be made at fair value, and relevant transaction costs shall be recorded into current profits and losses. The financial liability shall be measured according to the fair value, and the change of the fair value shall be recorded into the current profit and loss.
When recognition is terminated, the difference between the book value and the consideration paid is recorded in the profit and loss of the current period.

(6)Financial Liabilities Measured at Amortized Cost
Financial liabilities measured at amortized cost include short-term borrowings, notes payable, accounts payable, other payables, long-term borrowings, bonds payable and long-term payables, which are initially measured at fair value and related transaction costs are included in the initial recognition amount.
Notes to the Financial Statements Page 11

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
Interest calculated using the effective interest method during the holding period is included in the current profit and loss.
Upon termination of recognition, the difference between the consideration paid and the carrying value of the financial liability shall be recorded into the profit and loss of the current period.

3)Termination of Recognition And Transfer of Financial Assets
The Company shall terminate recognition of financial assets when one of the following conditions is met：
－Termination of contractual right to receive cash flow of financial asset；
－Financial assets have been transferred and almost all risks and rewards of ownership of financial assets have been transferred to the transferee；
－The financial assets have been transferred, although the Company neither transfers nor retains almost all of the risks and rewards associated with ownership of the financial assets, but does not retain control of the financial assets.
Where the Company modifies or renegotiates a contract with a counterparty and such modification constitutes a substantial modification, the original financial asset shall be derecognised and a new financial asset recognised in accordance with the modified contractual terms.
When a transfer of financial assets occurs, if the Company retains substantially all the risks and rewards of ownership of the financial assets, such financial assets shall not be derecognised.
The Company divides the transfer of financial assets into overall transfer and partial transfer of financial assets. If the overall transfer of financial assets satisfies the conditions for termination of recognition, the difference of the following two amounts shall be recorded into the profits and losses of the current period：
(i)The carrying value of the transferred financial assets；
(ii)The sum of the consideration received as a result of the transfer and the accumulative amount of the change in fair value directly recorded in the owner's
Notes to the Financial Statements Page 12

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
equity (financial assets involved in the transfer are financial assets measured at fair value and recorded in other comprehensive income (debt instruments) and financial assets available for sale).
If the partial transfer of financial assets satisfies the conditions for termination of recognition, the overall book value of the transferred financial assets shall be apportioned between the part whose recognition has been terminated and the part whose recognition has not been terminated according to their respective relative fair values, and the difference of the following two amounts shall be recorded into the profits and losses of the current period:
(i)Terminate recognition of part of book value；
(ii)The consideration of the terminated recognition part shall be the sum of the amount of the corresponding terminated recognition part in the accumulative amount of the change in fair value directly recorded in the owner's equity (the financial asset involved in transfer is the financial asset measured at fair value and the change is recorded in other comprehensive income (debt instrument) and the financial asset available for sale).
If the transfer of a financial asset fails to meet the conditions for termination of recognition, the financial asset shall be further recognized and the consideration received shall be recognized as a financial liability.

4)Termination Recognition of Financial Liabilities
If the current obligation of the financial liability has been discharged in whole or in part, the recognition of the financial liability or part thereof shall be terminated; If the Company signs an agreement with the creditors to replace the existing financial liabilities by assuming new financial liabilities, and the contract terms of the new financial liabilities are substantially different from the existing financial liabilities, the Company shall terminate the recognition of the existing financial liabilities and simultaneously recognize the new financial liabilities.
Notes to the Financial Statements Page 13

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
If all or part of the contract terms of the existing financial liability are substantially modified, the recognition of the existing financial liability or part thereof shall be terminated, and the financial liability after modification shall be recognized as a new financial liability.
When the recognition of the financial liability is terminated in whole or in part, the difference between the book value of the financial liability terminated and the consideration paid (including non-cash assets transferred or new financial liabilities undertaken) shall be recorded into the profit and loss of the current period.
If the Company repurchases part of the financial liability, it shall distribute the book value of the financial liability on the repurchase date according to the relative fair value of the continued recognition part and the terminated recognition part. The difference between the book value allocated to the terminated recognition portion and the consideration paid (including non-cash assets transferred or new financial liabilities assumed) is recorded in the current profit and loss.

5)Determination Method of Fair Value of Financial Assets and Financial Liabilities
For financial instruments with active markets, the fair value is determined by the quotation in the active market. For financial instruments with no active market, valuation techniques are used to determine their fair value. In valuation, the Company uses valuation techniques applicable in the current situation and supported by sufficiently available data and other information to select input values that are consistent with the characteristics of the asset or liability considered by market participants in the transaction of the relevant asset or liability, and the relevant observable input values are preferred. Use non-observable input values only when the relevant observable input values are unavailable or not practicable to obtain.

6)Financial Asset Impairment Test Method and Accounting Treatment Method
Notes to the Financial Statements Page 14

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
The Company estimates the expected credit losses of financial assets measured at amortized cost, financial assets (debt instruments) measured at fair value and whose changes are included in other comprehensive income and financial guarantee contracts in a single or combined manner.
The Company recognises expected credit losses by calculating the probability-weighted present value of the difference between the contractual cash flows receivable and the cash flows expected to be collected, weighted by the risk of default, based on reasonable and supportable information relating to past events, current conditions and forecasts of future economic conditions.
For the receivables and contract assets formed by transactions regulated by the Accounting Standard for Business Enterprises No. 14 - Revenue, regardless of whether they contain significant financing components, the Company always measures its loss provision at an amount equivalent to the expected credit loss over the entire duration.
For lease receivables arising from transactions regulated by Accounting Standard for Business Enterprises No. 21 - Leases, the Company chooses to always measure its loss provision at an amount equivalent to the expected credit loss over the entire duration.For other financial instruments, the Company assesses the change in the credit risk of the relevant financial instrument since initial recognition at each balance sheet date.
The Company determines the relative change in the risk of default during the expected duration of a financial instrument by comparing the risk of default on the balance sheet date with the risk of default occurring on the initial recognition date to assess whether the credit risk of a financial instrument has increased significantly since its initial recognition. Normally, the Company considers that the credit risk of the Financial Instrument has increased significantly if it is overdue for more than 30 days, unless there is conclusive evidence that the credit risk of the Financial Instrument has not increased significantly since the initial recognition.
Notes to the Financial Statements Page 15

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
If the credit risk of a Financial Instrument is low at the balance sheet date, the Company does not believe that the credit risk of such Financial Instrument has increased significantly since its initial recognition.
If the credit risk of the Financial Instrument has increased significantly since the initial recognition, the Company measures its loss allowance at an amount equivalent to the expected credit loss over the entire duration of the Financial Instrument; If the credit risk of the Financial Instrument has not increased significantly since the initial recognition, the Company measures its loss allowance at an amount equivalent to the expected credit loss of the Financial Instrument over the next 12 months. The amount of the increase or reversal of the resulting loss provision is recognized in the current profit or loss as an impairment loss or gain. For financial assets (debt instruments) measured at fair value through other comprehensive income, the loss provision is recognized in other comprehensive income, and the impairment loss or gain is included in the current profit or loss, without reducing the carrying amount of the financial asset shown in the balance sheet.
If there is objective evidence that a certain financial asset has undergone credit impairment, the Company shall make provision for the impairment of the financial asset on a single basis.
Other than the above receivables for which allowance for bad debts is provided on an individual basis, the Company categorises the remaining financial instruments into several portfolios based on their credit risk characteristics, and determines expected credit losses on a portfolio basis. The portfolio categories and determination bases for expected credit losses recognised by the Company in respect of notes receivable, accounts receivable, financing of receivables, other receivables, contract assets and long-term receivables are set out as follows:

Notes to the Financial Statements Page 16

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

Items	Basis for Portfolio Classification	Method for Measuring Expected Credit Losses
Accounts receivable、Other receivables、Advances to suppliers、Contract assets	Aging portfolio	Current balances other than deposits, security deposits and balances with related parties within the consolidation scope
Accounts receivable、Other receivables、Advances to suppliers、Contract assets	Deposit portfolio	Deposits, security deposits, etc.
Accounts receivable、Other receivables、Advances to suppliers、Contract assets	Related party portfolio	Related parties within the consolidation scope
If the Company no longer reasonably expects that all or part of the cash flow of the financial asset contract can be recovered, it shall directly write down the book balance of the financial asset.

8. Inventory
1)Classification and Cost of Inventories
Inventories include: Materials in transit, raw materials, supplies, finished goods, work in progress, etc.
Inventory is initially measured at cost, which includes procurement costs, processing costs, and other expenditures incurred to bring inventory to its current location and condition.
2)Valuation of Inventories
When delivering inventories, it is priced according to a weighted average basis.
3)The Determination of Inventory Net Realizable Value
At the balance sheet date, inventories should be measured at the lower of cost and net realizable value. When the cost of inventory is higher than its net realizable value, a provision should be made for inventory price decline. Net realizable value is the estimated selling price of inventory less estimated costs to be incurred upon completion, estimated selling expenses and related taxes in the ordinary course of life.
Notes to the Financial Statements Page 17

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
Net realizable values of inventory held directly for sale, such as finished goods, merchandises, and available-for-sale materials, are measured at estimated selling prices less estimated sales expenses and relevant taxes and surcharges in the normal production process. Net realizable values of inventories which need further processing are measured at the estimated selling prices less the estimated costs of completion, estimated sales expenses and relevant taxes and surcharges in the normal production process. Net realizable values of inventories held for the purpose of fulfillment of sales contracts or service contracts should be calculated on the basis of the contract prices; if the quantity of inventory held exceeds that stated in the contract, the net realizable values of the excessive part should be calculated on the basis of normal selling prices.
After the accrual of for inventory provision, if the factors affecting the previously reserved inventory value have disappeared, resulting in the net realizable value of the inventory being higher than its carrying value, the provision for inventory decline is reversed within the amount originally provided for, and the reversal is credited to current profit or loss.
4)Inventory System
A perpetual inventory system is adopted.
5)Amortization Methods for Low-value Consumables and Packaging
i)Low-value consumables adopt the one-time resale method；
ii)Packaging materials adopt the one-time resale method.

9.Fixed Assets
1)Recognition Criteria of Fixed Assets
Fixed assets refer to tangible assets held for the purpose of production of goods, rendering of services, leasing or business management with useful lives exceeding one accounting year. Fixed assets are recognized when all the following criteria are satisfied:
i.It is probable that the economic benefits relating to the fixed assets will flow into the Company.
ii.The costs of the fixed assets can be measured reliably.
Fixed assets are initially measured at cost (taking into account the effect of expected abandonment cost factors).
Subsequent expenditures related to fixed assets are included in the cost of fixed assets when it is probable that the economic benefits associated with them will flow and their cost can be measured reliably; for the replaced portion, the carrying amount is derecognized; all other subsequent expenditures are recognized in profit or loss as incurred.
Notes to the Financial Statements Page 18

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
2)Depreciation methods
Depreciation of property, plant and equipment is provided for by category using the straight-line method. Depreciation rates are determined based on the category, estimated useful life and estimated residual value rate of each asset. For assets with impairment allowances recognised, depreciation charges for future periods are calculated based on the carrying amount net of impairment allowances and the remaining useful life. Where different components of an asset have different useful lives or generate economic benefits for the enterprise in different manners, separate depreciation rates or depreciation methods shall be adopted to recognise depreciation for each component individually.
The depreciation methods, useful lives, residual value rates and annual depreciation rates for each category of property, plant and equipment are set out as follows:

Item	Depreciation method	Depreciation Life(years)	Residual Rate(%)	Annual Depreciation Rate(%)
Buildings and structures	straight-line method	20-30	5.00	3.17-4.75
Machinery and equipment	straight-line method	10-15	10.00	6.00-9.00
Facilities and equipment	straight-line method	10-15	10.00	6.00-9.00
Office & electronic equipment	straight-line method	3-5	10.00	18.00-30.00
Transportation equipment and others	straight-line method	4-5	10.00	18.00-22.50

3)Disposal of Fixed Assets
When a fixed asset is disposed of, or is not expected to generate any economic benefits through use or disposal, it is derecognized.The gain or loss on disposal of a fixed asset from its sale, transfer, retirement or damage is recognized in profit or loss for the current period, calculated as the disposal proceeds less the carrying amount of the asset and relevant taxes and expenses.
Notes to the Financial Statements Page 19

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
10.Construction in Progress
Construction in progress is measured at actual costs incurred. Actual costs consist of construction costs, installation costs, borrowing costs eligible for capitalisation and other necessary expenditures incurred to bring the construction in progress to its intended usable condition. When construction in progress reaches its intended usable condition, it is transferred to property, plant and equipment, and depreciation commences in the following month.
11.Borrowing Costs
1)Recognition Principles for Capitalisation of Borrowing Costs
Borrowing costs incurred by the Company that are directly attributable to the acquisition, construction or production of qualifying assets shall be capitalised and included in the cost of the relevant assets. All other borrowing costs shall be recognised as expenses in profit or loss in the period in which they are incurred based on the amount incurred.
Qualifying assets refer to property, plant and equipment, investment properties, inventories and other assets that require a substantial period of acquisition, construction or production activities to reach their intended usable or saleable condition.
2)Capitalisation Period of Borrowing Costs
The capitalisation period refers to the period from the commencement date to the cessation date of borrowing cost capitalisation, excluding any period during which capitalisation is suspended.
Capitalisation of borrowing costs commences when all of the following conditions are satisfied simultaneously:
i.Expenditures on the asset have been incurred, including expenditures made in the form of cash payment, transfer of non-cash assets or incurrence of interest-bearing liabilities for the acquisition, construction or production of qualifying assets.
ii.Borrowing costs have been incurred.
iii.The necessary acquisition, construction or production activities to bring the asset to its intended usable or saleable condition have commenced.
Capitalisation of borrowing costs ceases when the acquisition, construction or production of a qualifying asset reaches its intended usable or saleable condition.
3)Period of Suspended Capitalisation
Notes to the Financial Statements Page 20

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
If the acquisition, construction or production of a qualifying asset is interrupted abnormally and the interruption lasts for more than three consecutive months, capitalisation of borrowing costs shall be suspended. If such interruption constitutes a necessary procedure to bring the qualifying asset under construction or production to its intended usable or saleable condition, capitalisation of borrowing costs shall continue. Borrowing costs incurred during the interruption period shall be recognised in profit or loss for the current period, and capitalisation shall resume only after the acquisition, construction or production activities of the asset restart.
4)Calculation Methods for Capitalisation Rate and Capitalised Amount of Borrowing Costs
For specific borrowings obtained for the acquisition, construction or production of qualifying assets, the capitalised amount of borrowing costs shall be determined as the actual borrowing costs incurred on such specific borrowings during the current period, less interest income earned by depositing unused borrowing funds in banks or investment income derived from temporary investments of such unused funds.
For general borrowings occupied for the acquisition, construction or production of qualifying assets, the amount of borrowing costs eligible for capitalisation on general borrowings shall be calculated as the weighted average of asset expenditures exceeding specific borrowings multiplied by the capitalisation rate of the occupied general borrowings. The capitalisation rate is determined based on the weighted average effective interest rate of general borrowings.
During the capitalisation period, exchange differences arising from the principal and interest of foreign currency specific borrowings shall be capitalised and included in the cost of the qualifying assets. Exchange differences arising from the principal and interest of other foreign currency borrowings other than foreign currency specific borrowings shall be recognised in profit or loss for the current period.
12.Intangible Assets
1)Measurement Methods of Intangible Assets
i) The Company initially measures intangible assets at cost upon acquisition.
The cost of an externally acquired intangible asset comprises the purchase price, relevant taxes and other expenditures directly attributable to bringing the asset to its intended use.
ii) Subsequent Measurement
Notes to the Financial Statements Page 21

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
The useful life of an intangible asset is assessed upon its acquisition.
Intangible assets with finite useful lives are amortised over the period during which they generate economic benefits for the enterprise. Intangible assets whose useful life cannot be reliably estimated are classified as intangible assets with indefinite useful lives and shall not be amortised.
2)Estimation of Service Life of Intangible Assets with Limited Service Life

Items	Expected service life(years)	Amortization method
Land Use Rights	50	straight-line method
Patent Rights	7-15	straight-line method
Software	10	straight-line method
3)Specific Criteria for Dividing the Research Phase and the Development Phase
The expenditure on internal R&D projects is divided into research stage expenditure and development stage expenditure.
Research stage: The stage of original planned investigation and research activities to acquire and understand new scientific or technical knowledge, etc.
Development phase: The stage in which research results or other knowledge are applied to a plan or design to produce new or substantially improved materials, devices, products, etc., prior to commercial production or use.
4)Specific Conditions for Capitalization of Expenditures in the Development Phase
Expenditure during the study phase is recognized in profit or loss for the period when incurred. Expenditures in the development phase are recognized as intangible assets if the following conditions are met at the same time, and expenditures in the development stage that do not meet the following conditions are included in profit or loss for the current period:
(1) it is technically feasible to complete the intangible asset so that it can be used or sold.
(2) has the intention to complete the use or sale of the intangible asset.
(3) the manner in which the intangible asset generates economic benefits, including the ability to demonstrate that there is a market for the product produced using the intangible asset or that there is a market for the intangible asset itself, and that the intangible asset will be used internally, and that its usefulness can be demonstrated.
Notes to the Financial Statements Page 22

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
(4) have sufficient technical, financial and other resources to complete the development of the intangible asset and have the ability to use or sell the intangible asset.
(5) Expenditures attributable to the development phase of the intangible asset can be measured reliably.
If it is not possible to distinguish between research stage expenditure and development stage expenditure, then all R&D expenses incurred are included in the profit or loss of the current period.
13.Impairment of Long-term Assets
Long-term equity investment, investment properties measured under the cost model, fixed assets, construction under construction, use-right assets, intangible assets with limited service life, oil and gas assets and other long-term assets, if there are signs of impairment on the balance sheet date, the impairment test shall be conducted. If the impairment test results show that the recoverable amount of an asset is lower than its carrying value, the impairment provision shall be made and the impairment loss shall be recorded according to the difference. The recoverable amount is the higher of the net value of the fair value of the asset less the disposal expense and the present value of the estimated future cash flows of the asset. The asset impairment reserve is calculated and recognized on the basis of a single asset. If it is difficult to estimate the recoverable amount of a single asset, the recoverable amount of the asset group to which the asset belongs shall be determined. Asset group is the minimum portfolio of assets that can generate cash inflow independently.
Intangible assets with indefinite useful lives and intangible assets not yet ready for use shall be tested for impairment at least at the end of each annual reporting period.
14.Long-term Deferred Expenses
Long-term deferred expenses are those that have been incurred but are to be borne by the current and subsequent periods for a period of assessment of more than one year.
15.Contract Liability
The Company shall list the contract assets or contract liabilities in the balance sheet according to the relationship between performance obligations and customer payments. The Company's obligations to transfer goods or provide services to customers for which consideration has been received or receivable are shown as contractual liabilities. Contract assets and contract liabilities under the same contract are shown on a net basis.
16.Employee Compensation
Notes to the Financial Statements Page 23

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
1) Accounting Method for Short-term Compensation
When workers provide services for the Company, the short-term compensation is recognized as liabilities, and merge into the profits and losses of the current period or relevant asset costs.
Social insurance premiums and housing provident funds contributed by the Company for its employees, as well as trade union funds and employee education funds accrued in accordance with relevant regulations, are recognised as corresponding employee benefits based on prescribed accrual bases and accrual rates during the accounting period in which employees render services to the Company.
Employee welfare expenses incurred by the Company are recognised in profit or loss for the current period or the cost of relevant assets based on the actual amount incurred. Non-monetary benefits are measured at fair value.
2) Accounting Treatment of Post-employment Benefits
i) Set up a withdrawal plan
The Company pays the basic endowment insurance and unemployment insurance for the workers according to the relevant provisions of the local government. When workers provide services for the Company, calculate the payable amount according to the pay base and scale settled by local government and recognized as liabilities, merge into the profits and losses of the current period or the relevant asset costs.
In addition, the Company participates in an enterprise annuity plan / supplementary pension insurance fund approved by relevant national authorities. The Company makes contributions to the annuity plan / local social insurance authorities at a certain percentage of the total employees’ salaries, and the corresponding expenses are recognized in profit or loss for the current period or included in the cost of relevant assets.
ii) Defined Benefit Plans
The Company attributes the benefit obligations arising from defined benefit plans to the periods during which employees render services, and recognises such obligations in profit or loss for the current period or the cost of relevant assets, in accordance with the formula derived under the projected unit credit method.
The deficit or surplus arising from deducting the fair value of plan assets from the present value of defined benefit obligations is recognised as a net defined benefit liability or a net defined benefit asset. Where a defined benefit plan results in a surplus, the Company measures the net defined benefit asset at the lower of the plan surplus and the asset ceiling.
All defined benefit obligations, including those expected to be settled within twelve months after the end of the annual reporting period in which the employees render
Notes to the Financial Statements Page 24

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
services, are discounted using market yields on government bonds or high-quality corporate bonds traded in active markets that match the currency and term of the defined benefit obligations as at the balance sheet date.
Service costs arising from defined benefit plans and net interest on the net defined benefit liability or asset are recognised in profit or loss for the current period or the cost of relevant assets. Remeasurements of the net defined benefit liability or asset are recognised in other comprehensive income and shall not be reclassified to profit or loss in subsequent accounting periods. Upon termination of the original defined benefit plan, the amounts previously recognised in other comprehensive income shall be fully reclassified to retained profits within equity.
Upon settlement of a defined benefit plan, a gain or loss on settlement is recognised at the difference between the present value of the defined benefit obligation determined at the settlement date and the settlement price
3) Accounting for Termination Benefits
If the Company provides dismissal benefits to employees, the employee compensation liabilities arising from dismissal benefits shall be recognized as early as the following two, and shall be included in the current profit and loss: when the Company cannot unilaterally withdraw the dismissal benefits provided by the dismissal plan or reduction proposal; When the Company confirms the costs or expenses related to the reorganization involving the payment of termination benefits.
17.Provisions
A provision is recognised when the Company has a present obligation arising from product quality warranties or other contingent events, it is probable that an outflow of economic benefits will be required to settle the obligation, and the amount of the obligation can be reliably measured.
At each balance sheet date, provisions are measured at the best estimate of the expenditure required to settle the relevant present obligations, taking into account risks, uncertainties, the time value of money and other factors relating to contingent events. Where the effect of the time value of money is material, the best estimate is determined based on the discounted amount of the expected future cash outflows.
Provisions expected to be settled within twelve months after the balance sheet date are classified and presented as current liabilities.
18.Share-based Payment
Share-based payment transactions of the Company refer to transactions in which the Company grants equity instruments or incurs liabilities determined based on equity instruments in order to obtain services provided by employees or other parties. The
Notes to the Financial Statements Page 25

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
Company’s share-based payments are classified into equity-settled share-based payments and cash-settled share-based payments.
Equity-settled Share-based Payments and Equity Instruments
Equity-settled share-based payment transactions in exchange for employee services are measured at the fair value of the equity instruments granted to employees.For share-based payment transactions that vest immediately upon grant, the fair value of the equity instruments is recognised in relevant costs or expenses at the grant date, with a corresponding increase in capital surplus.For share-based payment transactions that vest only after completion of services during the vesting period or satisfaction of specified performance conditions, at each balance sheet date within the vesting period, the Company recognises the services received in the current period in relevant costs or expenses based on the grant-date fair value and the best estimate of the number of equity instruments expected to vest, with a corresponding increase in capital surplus.
If the terms of an equity-settled share-based payment are modified, the Company shall recognise services received at a minimum based on the terms without modification. In addition, any modification that increases the fair value of the granted equity instruments, or any change beneficial to employees as at the modification date, shall be recognised as an incremental amount of services received.
If granted equity instruments are cancelled during the vesting period, the Company accounts for the cancellation as an accelerated vesting, recognising the full amount that would have been recognised over the remaining vesting period in profit or loss for the current period immediately, with a corresponding recognition in capital surplus.However, if new equity instruments are granted and identified as replacements for the cancelled instruments at the grant date of the new instruments, the replacement equity instruments shall be accounted for in the same manner as modifications to the terms and conditions of the original equity instruments.
19.Revenue
Accounting Policies Used in Revenue Recognition and Measurement
The Company has fulfilled its performance obligation under the contract, which is to recognize revenue when the customer acquires control of the relevant goods or services. To gain control of relevant goods or services means to be able to dominate the use of such goods or services and gain almost all economic benefits from them.
If the contract contains two or more performance obligations, the Company shall, on the commencement date of the contract, apportion the transaction price to each individual performance obligation in proportion to the individual selling price of the commodity or service committed under each individual performance obligation. The Company measures
Notes to the Financial Statements Page 26

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
revenue according to the transaction price apportioned to each individual performance obligation.
The Transaction price is Amount consideration that the Company expects to be entitled to collect as a result of the transfer of goods or services to the Customer, excluding monies received on behalf of third parties and monies that are expected to be refunded to the customer. The Company determines the transaction price in accordance with the terms of the contract and in combination with its past practices. In determining the transaction price, the Company considers the influence of variable consideration, significant financing elements existing in the contract, non-cash consideration, customer consideration payable and other factors.The Company determines the transaction price including the variable consideration by an amount not exceeding an amount that will most likely not result in a material reversal of cumulative recognized revenue at the time the related uncertainty is resolved.If there is a significant financing component in the contract, the Company shall determine the transaction price based on the amount payable in cash upon the assumption that the customer acquires control of the goods or services and amortize the difference between the transaction price and the contract consideration using the effective interest rate method during the contract period.
If any of the following conditions are met, the performance obligation shall be performed within a certain period of time; otherwise, the performance obligation shall be performed at a certain point:
•    The customer obtains and consumes the economic benefits arising from the Company's performance at the same time.
•    The customer can control the goods under construction during the performance of the Company.
•    The commodities produced by the Company during the performance of the Contract are for irreplaceable purposes and the Company is entitled to collect payment for the accumulated performance to date throughout the contract term.
For performance obligations performed within a certain period of time, the Company shall recognize revenue according to the performance progress during such period, except that the performance progress cannot be reasonably determined.Considering the nature of goods or services, the company adopts the output method or input method to determine the performance schedule.If the performance progress cannot be reasonably determined and the incurred costs are expected to be compensated, the Company shall recognize the income according to Amount incurred costs until the performance progress can be reasonably determined.
For performance obligations performed at a certain point, the Company recognizes revenue at the time when the Customer gains control of the relevant goods or services.In determining whether the customer has acquired control of the goods or services, the Company considers the following indications:
Notes to the Financial Statements Page 27

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
•    The Company has a current payment right with respect to the goods or services, i.e. the customer has a current payment obligation with respect to the goods or services.
•    The company has transferred the legal ownership of the goods to the Customer, that is, the customer has the legal ownership of the goods.
•    The company has transferred the goods to the customer, that is, the customer has physical possession of the goods.
•    The Company has transferred the main risks and rewards of the ownership of the goods to the Customer, that is, the customer has acquired the main risks and rewards of the ownership of the goods.
•    Customer has accepted the goods or services, etc.
The Company determines whether it is the principal or agent in a transaction based on whether it has control over the goods or services before transferring them to customers. If the Company has control over the goods or services before transferring them to customers, it is considered the principal and recognizes revenue based on the total amount of consideration received or receivable. Otherwise, the Company is considered an agent and recognizes revenue based on the amount of commission or fee it expects to receive.

20.Government Grants
1) Type
Government grants are monetary or non-monetary assets obtained by the Company from the government without considerations. They are divided into government grants related to assets and government grants related to income.
Government grants related to assets refer to government subsidies obtained by the Company for purchase and construction or formation of long-term assets in other ways. Government grants related to income refer to government subsidies other than those related to assets.
2) Accounting Treatment
The government grants related to the assets is offset against the carrying value of the relevant assets or recognized as deferred income. If it is recognized as deferred income, it shall be amortized into profit and loss on a reasonable and systematic method over the service life of the relevant assets (if it is related to the daily activities of the Company, it shall be recorded into other earnings; Those not related to the daily activities of the Company shall be included in non-operating income);
If the government subsidy related to the income is used to compensate the Company's related costs, expenses or losses in the following period, it shall be recognized as deferred income and amortized into profit and loss over the period of recognition of the relevant costs, expenses or losses (if it is related to the Company's daily activities, it shall be recorded into other income; If it is not related to the daily activities of the Company, it shall be included in non-operating income or offset against relevant costs, expenses or
Notes to the Financial Statements Page 28

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
losses; Those used to compensate the relevant costs or losses incurred by the Company shall be directly recorded into the current profit and loss (those related to the daily activities of the Company shall be recorded into other earnings; If it is not related to the daily activities of the Company, it shall be included in non-operating income or written off against relevant costs, expenses or losses.
The Company accounts for policy-based discounted interest subsidies on borrowings obtained in accordance with the following two separate scenarios:
(1)Where the government disburses interest subsidy funds to lending banks, which in turn provide loans to the Company at preferential policy interest rates, the Company recognises the actual amount of borrowings received as the carrying amount of the loan, and calculates related borrowing costs based on the loan principal and such preferential policy interest rate.
(2)Where the government disburses interest subsidy funds directly to the Company, the corresponding interest subsidies are offset against the relevant borrowing costs by the Company.

21.    Deferred Tax Assets and Deferred Tax Liabilities
Income tax comprises current income tax and deferred income tax. Except for income tax arising from business combinations and transactions or events recognised directly in equity (including other comprehensive income), the Company recognises current income tax and deferred income tax in profit or loss for the current period.
Deferred tax assets and deferred tax liabilities are recognized based on the difference between the taxable basis of assets and liabilities and their carrying amount (temporary differences).
Deferred tax assets are recognized for deductible temporary differences to the extent of taxable income that is likely to be acquired in future periods to offset deductible temporary differences. For deductible losses and tax credits that can be carried forward to subsequent years, deferred tax assets are recognized to the extent that future taxable income that is likely to be used to offset deductible losses and tax credits is likely to be obtained.
For taxable temporary differences, deferred tax liabilities are recognized, except in exceptional circumstances.
Special circumstances in which deferred tax assets or deferred tax liabilities are not recognized include:
• Initial recognition of goodwill;
• Transactions or events that are not business combinations, do not affect accounting profit or taxable income (or deductible losses) at the time of occurrence, and for which the initially recognised assets and liabilities do not give rise to equal taxable temporary differences and deductible temporary differences.
Notes to the Financial Statements Page 29

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
Deferred tax liabilities are recognized for taxable temporary differences related to investments in associates and joint ventures, unless the Company has control over the timing of the reversal of the temporary difference and the temporary difference is likely not to be reversed in the foreseeable future. Deferred tax assets are recognized for deductible temporary differences related to investments in associates and joint ventures when the temporary differences are likely to be reversed in the foreseeable future and are likely to be received in the future to offset the taxable income of the deductible temporary differences.
At the balance sheet date, deferred tax assets and deferred tax liabilities are measured at the applicable tax rate for the period during which the relevant assets are expected to be recovered or the relevant liabilities are liquidated, in accordance with tax laws.
At the balance sheet date, the Company reviews the carrying amount of deferred tax assets. The carrying amount of a deferred tax asset is reduced if it is likely that sufficient taxable income will not be available in future periods to offset the benefit of the deferred tax assets. The reduced amount is reversed when sufficient taxable income is likely to be obtained.
When there is a legal right to netting and the intention is to net offset assets and settle liabilities at the same time, current income tax assets and current income tax liabilities are presented as net offset.
At the balance sheet date, deferred tax assets and deferred tax liabilities are presented as net amounts after set-off when the following conditions are met at the same time:
• Taxpayers have the statutory right to nett current income tax assets and current income tax liabilities;
• Deferred tax assets and deferred tax liabilities are related to income tax levied by the same tax administration on the same taxpayer or to different tax entities, but in each future significant deferred tax asset and liability reversal period, the taxpayer involved intends to nett the current income tax assets and liabilities or acquire assets and liquidate liabilities at the same time.
22.Lease
Lease refers to a contract whereby the lessor assigns the right to use an asset to the lessee for consideration within a certain period of time.
On the commencement date of the contract, the company evaluates whether the contract is a lease or includes a lease. The contract is a lease or includes a lease if a party in the contract cedes the right to control the use of one or more identified assets for a specified period in exchange for consideration.
If the contract contains multiple separate leases at the same time, the Company will divide the contract and conduct accounting treatment for each separate lease. If the contract
Notes to the Financial Statements Page 30

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
contains both the leased part and the non-leased part, the lessee and the lessor shall divide the leased part and the non-leased part.

The Company Acts as the Lessee
(1) Use of right assets
On the commencement date of the lease term, the Company shall confirm the right to use the leased assets except for the short-term lease and the low-value asset lease. The use-right assets are initially measured at cost. The cost includes:
(i)The initial measurement amount of a rental liability;
(ii)The rental payment paid at or before the beginning of the lease period is automaticallydeducted if there is a rental incentive.
(iii)Costing an initial direct cost to the Company;
(iv)The Company participates in the cost of dismantling and removing the leased asset, restoring the leased asset to its site, or restoring the leased asset to the state agreed on in the lease terms, excluding costs incurred for the production of inventory.
The Company subsequently depreciates right-of-use assets using the straight-line method. If it is reasonably certain that ownership of the leased asset will be obtained upon expiry of the lease term, the Company depreciates the right-of-use asset over the remaining useful life of the underlying leased asset; otherwise, depreciation is recognised over the shorter of the lease term and the remaining useful life of the leased asset.The Company assesses whether any impairment has occurred to right-of-use assets in accordance with the principles set out in Note III (XIII) Impairment of Long-lived Assets to these financial statements, and accounts for any identified impairment losses accordingly.

(2) Lease liabilities
On the commencement date of the lease term, the Company recognizes lease liabilities for leases other than short-term leases and leases of low-value assets. Lease liabilities are initially measured at the present value of outstanding lease payments. Lease payments include:
(i)A fixed payment (including substantial fixed payment). If there is a lease incentive, the amount related to lease incentive is deducted.
(ii)A variable rental payment, depending on an index or ratio;
(iii)Estimated amounts payable based on the residual value guaranteed by the Company;
(iv)A deal the exercise price of an option, if the Company is reasonably certain that it will exercise the option;
(v)A party pays to exercise a termination option if the lease term reflects that the Company will exercise the termination option.
Notes to the Financial Statements Page 31

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
The Company uses the lease embedded interest rate as the discount rate, but if the lease embedded interest rate cannot be reasonably determined, the Company's incremental borrowing rate is used as the discount rate.
The Company calculates the interest expense of the leased debt in each period of the lease term according to the fixed periodic interest rate, and records it into the profit and loss of the current period or the cost of related assets.
Variable lease payments not included in the measurement of lease liabilities are included in current profit and loss or the cost of related assets when actually incurred.
After the beginning of the lease term, if any of the following circumstances occur, the Company shall re-measure the lease liabilities and adjust the corresponding use-right assets. If the book value of the use-right assets has been reduced to zero, but the lease liabilities still need to be further reduced, the balance shall be recorded into the current profit and loss:
(i)If the evaluation result of the purchase option, renewal option or termination option changes, or the actual exercise of the option is inconsistent with the original evaluation result, the Company will re-measure the lease liability based on the present value of the modified lease payment and the revised discount rate.
(ii)In the event of any change in the substantial fixed payment amount, any change in the expected amount payable of the guarantee residual value, or any change in the index or ratio used to determine the lease payment amount, the Company will re-measure the lease liability based on the changed lease payment amount and the present value calculated from the original discount rate. However, if the changes in lease payments are due to changes in floating interest rates, the present value is calculated using the revised discount rate.

(3) Short-term lease and lease of low-value assets
The Company chooses not to recognize the right to use assets and lease liabilities for short-term leasing and low-value asset leasing, and records the relevant lease payments into current profits and losses or related asset costs in each period of the lease term according to the straight-line method. A short-term lease is a lease for a period of not more than 12 months and does not include a purchase option on the commencement date of the lease. Low-value asset lease refers to the lease with a lower value when a single leased asset is a brand-new asset. Where a company subleases or intends to sublease the leased asset, the original lease is not a low-value asset lease.

(4) Lease change
If the lease changes and the following conditions are met, the Company will treat the lease change as a separate lease for accounting treatment:
Notes to the Financial Statements Page 32

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
(i)The change of leasing expands the scope of the lease by adding access to one or more leased assets;
(ii)The added consideration close in amount with the price of the single extended part of the leasing, adjusted by the circumstances of the contract.
If the change of leasing is not accounted for as a separate lease, on the effective date of the lease change, the Company shall re-apportion the consideration of the contract after the change, re-determine the lease term, and re-measure the lease liability according to the present value calculated from the lease payment after the change and the revised discount rate.
If the change of leasing results in a narrowing of the lease scope or shortening of the lease term, the Company shall correspondingly reduce the book value of the use-of-right assets and record the profits or losses related to the partial or total termination of the leasing into the current profit and loss. If other changes of leasing result in the re-measurement of lease liabilities, the Company shall adjust the book value of the use-of-right assets accordingly.

23.Changes in Significant Accounting Policies and Accounting Estimates
1)Important Changes in Accounting Policies
No significant changes in accounting policies occurred during the current period.
2)Important Changes in Accounting Estimates
No significant changes in accounting estimates occurred during the current period.

IV.TAXATION
1. Main Taxes and Rates

Tax name	Taxable base	Rate
VAT	Output VAT is calculated based on income from sales of goods and taxable services determined in accordance with tax laws. After deducting input VAT eligible for current-period deduction, the residual balance represents VAT payable.	13%
Enterprise Income tax	Calculated and paid based on taxable income	15%

2.Tax Incentives
Pursuant to Announcement No. 23 of 2020 issued by the Ministry of Finance, State Taxation Administration and National Development and Reform Commission, Announcement on Extending the Enterprise Income Tax Policy for the Western Development Campaign,
Notes to the Financial Statements Page 33

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
enterprises engaged in encouraged industries located in western regions shall be subject to enterprise income tax at a reduced tax rate of 15% for the period from 1 January 2021 to 31 December 2030.
Pursuant to Circular Caishui [2018] No. 76 issued by the Ministry of Finance and State Taxation Administration, Circular on Extending the Carry-forward Period of Losses for High-tech Enterprises and Technology-based Small and Medium-sized Enterprises, for enterprises that obtain the qualification of high-tech enterprises or technology-based SMEs in a given year, any unutilized losses incurred in the five years prior to the qualifying year may be carried forward to subsequent years for offset against taxable income, with the maximum carry-forward period extended from 5 to 10 years, effective 1 January 2018.The Company obtained the High-tech Enterprise Certificate on 16 October 2023, Certificate No. GR202351100894. Accordingly, the applicable enterprise income tax rate for the year 2025 is 15%.
Notes to the Financial Statements Page 34

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
V.Notes to items in the consolidated financial statements
1.Cash at bank and on hand

Items	2025.12.31
Cash in bank	237,923,617.69
Other cash and cash equivalent	1.75
Total	237,923,619.44

2.Notes Receivable
1)Breakdown of Notes Receivable by Category

Items	2025.12.31
Bank Acceptance Bills
Trade Acceptance Bills
Totals
2)No notes receivable were pledged by the Company at the end of the period.

3)The Company had no notes receivable that had been endorsed or discounted but remained unmatured as at the balance sheet date.

3.Accounts receivable
1)Aging analysis of accounts receivables

Aging	2025.12.31
Within 1 year	159,635,400.68
1-2 years
Over 2 years
Sub-total	159,635,400.68
Less: Provisions for bad debts	66,022.40
Total	159,569,378.28

Notes to the Financial Statements Page 35

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

2)Accounts receivable disclosed by the bad debt accrual method

Catogory	2025.12.31
	Balance		Provision		Book Value
	Amount	%	Amount	%
Provision for bad debts on a combined basis
Including:
Non-consolidated related parties	122,533,428.87	76.76	64,417.76	0.05	122,469,011.11
Other customers	37,101,971.81	23.24	1,604.64	0.004	37,100,367.17
Total	159,635,400.68		66,022.40		159,569,378.28

Provide for impairment allowances based on portfolios with similar credit risk characteristics
Portfolio Provision Items:

Catogory	2025.12.31
	Account receivable	Provision for bad debts	Accural percentage（%）
Portfolios with similar credit Risk characteristics	159,635,400.68	66,022.40	0.04

3)Provision for bad debts accrued, reversed or recovered in the current period

Catogory	2024.12.31	Amount of change for the current period				2025.12.31
		Provision	Recovery or reversal	Write-off	Other adjustments
Portfolios with similar credit risk characteristics	4,929,377.98	-4,863,355.58				66,022.40

4)There were no accounts receivable actually written off during the period.

Notes to the Financial Statements Page 36

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
4. Prepayments

Aging	2025.12.31
	Amount	Percentage (%)
Within 1 year	3,130,877.00	97.47
1-2 years	81,115.36	2.53
2-3 years
Over 3 years
Total	3,211,992.36	100.00

5.Other receivables

Items	2025.12.31
Interests receivable
Dividends receivable
Other receivables	556,999.02
Total	556,999.02
Other Receivables
1)Disclosed by Ageing Schedule

Aging	2025.12.31
Within 1 year
1-2 years	190,795.34
2-3 years
3－4years	192,456.00
4－5years
Over 5years	302,747.68
Sub-total	685,999.02
Less: Provisions for bad debts	129,000.00
Total	556,999.02

2)Disclosure is categorized by bad debt accrual method

Notes to the Financial Statements Page 37

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

Catogory	2025.12.31
	Balance		Provision		Book Value
	Amount	%	Amount	%
Recognise impairment allowances on an individual basis	129,000.00	18.80	129,000.00	100.00
Bad debt provision based on credit risk characteristics	556,999.02	81.20			556,999.02
Including:
Portfolio of deposits and security guarantees	556,999.02				556,999.02
Total	685,999.02	100.00	129,000.00		556,999.02

Significant other receivables with impairment allowances recognised on an individual basis：

Items	2025.12.31
	Gross amount	Provision	Provision rate（%）	Provision Basis
Shenzhen Taifu Commercial Operation Co., Ltd.	129,000.00	129,000.00	100.00	Unrefunded deposits

Provision for bad debts on a combined basis:
Portfolio Provision:

Category	Closing balance
	Other receivable balance	Provision	Provision rate (%)
Deposit and security deposit combination	556,999.02

3)Provisions recognised, reversed or recovered in the period

Notes to the Financial Statements Page 38

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

Category	Amount of change for the current period				2025.12.31
	Provision	Recovery or reversal	Write-off	Other adjustments
Individually-assessed provision	129,000.00				129,000.00

4)No other receivables were written off during the current period.

5)Breakdown of other receivables by nature

Items	2025.12.31
Deposit	672,583.68
Guarantees	13,415.34
Total	685,999.02

6.Inventories
1)Breakdown of inventories by category

Items	2025.12.31
	Book value	Inventory /contract fulfilment costs impairment provisions	Net book value
Raw materials	151,849,831.20	73,770.00	151,776,061.20
Materials in transit	7,952,674.46		7,952,674.46
Circulating materials	306,670.74		306,670.74
Work in progress	97,872,071.25	128,224.47	97,743,846.78
Finished goods	38,418,588.43	3,020,059.55	35,398,528.88
Total	296,399,836.08	3,222,054.02	293,177,782.06

2)Provision for Inventory Write-downs and Provision for Impairment of Contract Performance Costs
Notes to the Financial Statements Page 39

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

Items	2024.12.31	Current Period Additions		Current Period Deductions		2025.12.31
		Accrue	Other	Reversals or Write-offs	Other
Raw materials	177,086.23			103,316.23		73,770.00
Work in progres	431,711.85	134,603.33		438,090.71		128,224.47
Finished goods	2,637,256.02	807,581.71		424,778.18		3,020,059.55
Total	3,246,054.10	942,185.04		966,185.12		3,222,054.02

7.Other current assets

Items	2025.12.31
Input Tax To Be Deducted	13,297,784.12
Total	13,297,784.12

8.Fixed assets
1)Fixed assets and fixed assets clearance

Items	2025.12.31
Fixed assets	1,816,496,998.21
Fixed assets clearance
Total	1,816,496,998.21
Notes to the Financial Statements Page 40

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
2)Classification of fixed assets

Item	Buildings and structures	Machinery	Equipment	Office and electronic equipment	Vehicles and Other equipment	Total
1．Original Cost
（1）Opening balance	375,358,584.79	1,715,029,833.25	261,594,444.52	24,037,087.54	14,083,439.93	2,390,103,390.03
（2）Addition	55,534,065.79	216,521,353.43	4,299,698.57	721,976.39	3,490,834.50	280,567,928.68
—Additions
—Construction in progress transferred	55,534,065.79	216,521,353.43	4,299,698.57	721,976.39	3,490,834.50	280,567,928.68
（3）Decrease		375,988.57		126,337.15		502,325.72
—Dispose or scrap		6,645.31		126,337.15		132,982.46
—Other		369,343.26				369,343.26
（4）Closing balance	430,892,650.58	1,931,175,198.11	265,894,143.09	24,632,726.78	17,574,274.43	2,670,168,992.99
2．Accumulated depreciation
（1）Opening balance	71,352,856.95	474,929,599.48	100,054,096.46	20,227,862.49	7,342,527.52	673,906,942.90
（2）Addition	12,773,257.81	112,013,575.80	17,940,914.68	1,218,686.21	1,718,443.01	145,664,877.51
—Accrual	12,773,257.81	112,013,575.80	17,940,914.68	1,218,686.21	1,718,443.01	145,664,877.51
（3）Decrease		5,980.71		113,703.43		119,684.14
—Dispose or scrap		5,980.71		113,703.43		119,684.14
（4）Closing balance	84,126,114.76	586,937,194.57	117,995,011.14	21,332,845.27	9,060,970.53	819,452,136.27
3．Impairment
（1）Opening balance		20,359,995.29	51,242.70		756.73	20,411,994.72
（2）Addition		13,500,850.50			307,013.29	13,807,863.79
Notes to the Financial Statements Page 41

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

Item	Buildings and structures	Machinery	Equipment	Office and electronic equipment	Vehicles and Other equipment	Total
—Accrual		13,500,850.50			307,013.29	13,807,863.79
（3）Decrease
—Dispose or scrap
（4）Closing balance		33,860,845.79	51,242.70		307,770.02	34,219,858.51
4．Net Value
（1） 2025.12.31	346,766,535.82	1,310,377,157.75	147,847,889.25	3,299,881.51	8,205,533.88	1,816,496,998.21

Notes to the Financial Statements Page 42

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
9.Construction in progress
1). Construction in progress and construction materials.

Items	2025.12.31
	Book Balance	Provision for impairment	Book Value
Construction in progress	103,859,580.18	296,296.92	103,563,283.26
Total	103,859,580.18	296,296.92	103,563,283.26

2). Breakdown of construction in progress

Items	2025.12.31
	Book Balance	Provision for impairment	Book Value
Chongqing Alpha and Omega Semiconductor Plant and Production Line Construction Project	103,859,580.18	296,296.92	103,563,283.26

3).Movements of major construction-in-progress projects during the current period

Items	2025.12.31
Chongqing Alpha and Omega Semiconductor Plant and Production Line Construction Project	103,859,580.18
Notes to the Financial Statements Page 43

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
10.Right-of-use assets

Item	Houses and buildings	Machinery	Total
1．Original Cost
(1)2024.12.31	4,516,845.18	88,924,548.15	93,441,393.33
(2) Addition	1,049,230.43	1,270,944.01	2,320,174.44
—New leases	1,049,230.43	1,270,944.01	2,320,174.44
(3) Decrease	1,087,054.57		1,087,054.57
—Transfer to Fixed Assets
—Disposal	1,087,054.57		1,087,054.57
(4) 2025.12.31	4,479,021.04	90,195,492.16	94,674,513.20
2. Accumulated Depreciation
(1)2024.12.31	1,996,799.15	27,587,999.33	29,584,798.48
(2) Addition	1,639,050.69	7,585,504.20	9,224,554.89
—Accrual	1,639,050.69	7,585,504.20	9,224,554.89
(3) Decrease	1,078,806.15		1,078,806.15
—Disposal	1,078,806.15		1,078,806.15
(4) 2025.12.31	2,557,043.69	35,173,503.53	37,730,547.22
3. Impairment
2025.12.31
4. Net Value
2025.12.31	1,921,977.35	55,021,988.63	56,943,965.98
2024.12.31	2,520,046.03	61,336,548.82	63,856,594.85

11.Intangible Assets

Item	Land use rights	Patents	Software	Total
1. Original Cost
(1)2024.12.31	60,177,953.12	571,242,519.00	55,595,057.32	687,015,529.44
(2) Addition			4,254,477.88	4,254,477.88
—Acquisition			4,254,477.88	4,254,477.88
(3) Decrease
(4) 2025.12.31	60,177,953.12	571,242,519.00	59,849,535.20	691,270,007.32
2. Accumulated Amortization
(1)2024.12.31	9,475,255.52	349,594,279.26	28,191,501.24	387,261,036.02
(2) Addition	1,209,607.09	59,458,361.11	6,050,791.85	66,718,760.05
—Accrue	1,209,607.09	59,458,361.11	6,050,791.85	66,718,760.05
(3) Decrease
—Disposal
(4) 2025.12.31	10,684,862.61	409,052,640.37	34,242,293.09	453,979,796.07
Notes to the Financial Statements Page 44

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

Item	Land use rights	Patents	Software	Total
3. Impairment provision
(1) Addition
(2) Decrease
(3) 2025.12.31
4. Net Value
2025.12.31	49,493,090.51	162,189,878.63	25,607,242.11	237,290,211.25
2024.12.31	50,702,697.60	221,648,239.74	27,403,556.08	299,754,493.42

12.Long-term deferred assets

Item	2024.12.31	Additions	Amortization amount for the period	Other reductions	2025.12.31
Leased fixed asset improvement expenditure	193,761.07		75,004.28		118,756.79
Total	193,761.07		75,004.28		118,756.79

13.Deferred tax assets and deferred tax liabilities
1).Deferred tax assets that have not been offset

Item	2025.12.31
	Deductible temporary differences	Deferred tax assets
Lease liability	56,943,965.98	8,541,594.90
Total	56,943,965.98	8,541,594.90

2). Deferred tax libilities that have not been offset

Item	2025.12.31
	Taxable temporary differences	Deferred tax liabilities
Right-of-Use Asset	56,943,965.98	8,541,594.90
Total	56,943,965.98	8,541,594.90

Notes to the Financial Statements Page 45

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
3). Deferred tax assets or liabilities presented as net amount after offsetting

Item	2025.12.31
	Offset Amount of Deferred Tax Assets and Deferred Tax Liabilities	The remaining balance of deferred income tax assets or liabilities after offsetting
Deferred tax assets	8,541,594.90
Deferred tax liabilities	8,541,594.90

4). Details of unrecognised deferred tax assets

Item	2025.12.31
Deductible temporary differences
Tax loss carry-forwards	563,536,056.25
Total	563,536,056.25

5).Tax loss carry-forwards for which deferred tax assets have not been recognised will expire in the following fiscal years.

Year	2025.12.31
FY2030	235,173,871.05
FY2031	128,901,060.41
FY2032
FY2033	138,702,600.84
FY2034	41,923,002.00
FY2035	18,835,521.95
Total	563,536,056.25

14.Other non-current assets

Items	2025.12.31
	Book Balance	Impairment	Book Value
Prepayments for equipment	51,899,499.32		51,899,499.32

15.Assets with restricted ownership or usage rights
Notes to the Financial Statements Page 46

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

Items	2025.12.31
	Book Value	Net carrying amount	Type of restriction	Details of restrictions
Cash and cash equivalents	1.75	1.75	Guarantee deposits	Cannot be withdrawn at will
Cash and cash equivalents	22,039,341.43	22,039,341.43	Frozen	Bank accounts frozen due to judicial disputes
Fixed assets	805,927,099.34	548,948,923.60	Mortgage	Mortgage borrowings
Including: Fixed assets	430,892,650.58	346,766,535.82	Property preservation (including assets mortgaged for borrowings)	Assets subject to property preservation enforcement arising from judicial disputes
Intangible assets	60,177,953.12	49,493,090.51	Mortgage	Mortgage borrowings
Total	888,144,395.64	620,481,357.29

16.Payable

Item	2025.12.31
Trade payables for raw materials	149,481,424.77
Trade payables for expenses	17,044,631.25
Total	166,526,056.02

17.Advances from customers

Item	2025.12.31
Advances from customers	105,316.00

18.Contract liabilities
Status of contract liabilities

Item	2025.12.31
Advances from customers	5,954,165.13

19.Employee benefits payable
1）Analysis of employee benefits payable
Notes to the Financial Statements Page 47

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

Items	2025.12.31
Short-term benefits	67,614,835.61
Post-employment benefits	18,121,769.17
Compensation for non-compete obligations	11,798.30
Total	85,748,403.08

Notes to the Financial Statements Page 48

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
2）List of short-term benefits

Items	2025.12.31
1. Salaries, bonuses, allowances	60,056,152.43
2. Employee welfare	4,255,711.72
3. Social securities	2,347,411.46
including: medical insurance premiums	1,284,986.93
work-related injury insurance premiums	1,062,424.53
maternity insurance premiums
4. Housing funds	955,560.00
5. Union funds and employee education funds
Total	67,614,835.61
3）Listed of defined contribution plans

Items	2025.12.31
Basic retirement insurance	17,793,277.44
Unemployment insurance	328,491.73
Total	18,121,769.17

20.Tax payable

Items	2025.12.31
VAT	3,322,654.61
Property tax	56,356.12
Environmental protection tax	18,498.79
Stamp duty	153,022.79
Total	3,550,532.31

Notes to the Financial Statements Page 49

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
21.Other Payables

Items	2025.12.31
Interest payable
Dividends payable
Other Payables	99,124,600.57
Total	99,124,600.57

Other payables
Breakdown of other payables by nature.

Items	2025.12.31
Payables for equipment	65,035,943.21
Accrued expenses	16,925,673.92
Deposits received	16,610,521.37
Withheld and remitted taxes
Talent funds	183,306.84
Capital contributions
Other	369,155.23
Total	99,124,600.57

22.Non-current liabilities due within one year

Items	2025.12.31
Long-term borrowings due within one year	417,200,000.00
Lease liabilities due within one year	9,597,259.64
Accrued bank interest	385,029.11
Total	427,182,288.75

Notes to the Financial Statements Page 50

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
23.Other current liabilities

Items	2025.12.31
Pending output VAT	721,026.09
Warranty costs	11,866,865.76
Total	12,587,891.85

24.Long-term borrowings

Items	2025.12.31
Pledged borrowings
Mortgaged borrowings	357,900,000.00
Guaranteed borrowings
Unsecured borrowings	203,400,000.00
Reclassified to amounts due within one year	-417,200,000.00
Total	144,100,000.00

25.Lease liabilities

Items	2025.12.31
Lease payment amount	75,458,332.42
Deducting: unrecognized financing charges	11,465,433.04
Deducting: Non-current liabilities due within one year	9,597,259.64
Total	54,395,639.74

Notes to the Financial Statements Page 51

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
26.Paid-in Capital

Items	2024.12.31	Changes during the period (+ / -)				2025.12.31
		Owner contributions	Equity transfer	Other	Total
Chongqing Yujiangxin Enterprise Management Co., Ltd.	1,220,665,657.88		-460,070,225.03		-460,070,225.03	760,595,432.85
Alpha and Omega Semiconductor Limited	803,627,735.00		-237,039,335.00		-237,039,335.00	566,588,400.00
Alpha & Omega Semiconductor (Shanghai) Ltd.	414,253,604.99		-393,926,003.02		-393,926,003.02	20,327,601.97
Chongqing Yujiang Semiconductor Private Equity Investment Fund Partnership Enterprise (Limited Partnership)		18,799,196.05	-18,799,196.05
Chongqing Gongye xing No.1 Enterprise Management Partnership	41,849,816.59	5,156,089.25	-47,005,905.84		-41,849,816.59
Qingdao Huawenyu Enterprise Management Consulting Enterprise (Limited Partnership)	50,820,313.50		-50,820,313.50		-50,820,313.50
Beijing Wanguo Yiyu Enterprise Management Consulting Partnership Enterprise (Limited Partnership)	49,748,721.06		-49,748,721.06		-49,748,721.06
Shanghai Hushanshi Consulting Management Center (Limited Partnership)	43,981,493.04		-43,981,493.04		-43,981,493.04
Xiamen Huiyou Haojia Equity Investment Partnership Enterprise (Limited Partnership)	33,408,069.51		-33,408,069.51		-33,408,069.51
Chongqing Liangjiang Xizheng Equity Investment Fund Partnership Enterprise (Limited Partnership)	30,209,648.80		-30,209,648.80		-30,209,648.80
Notes to the Financial Statements Page 52

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

Items	2024.12.31	Changes during the period (+ / -)				2025.12.31
		Owner contributions	Equity transfer	Other	Total
Suzhou Hushan Huaxin Venture Capital Partnership Enterprise (Limited Partnership)	29,326,127.15		-29,326,127.15		-29,326,127.15
Ningde Amperex Technology Ltd.	26,818,881.51		-26,818,881.51		-26,818,881.51
Chongqing Gongyexing No.2 Enterprise Management Partnership Enterprise (Limited Partnership)	11,234,439.92	2,205,006.29	-13,439,446.21		-11,234,439.92
Hangzhou Fuchun No.4 Venture Capital Partnership Enterprise (Limited Partnership)	14,637,404.64		-14,637,404.64		-14,637,404.64
Chongqing BOE Smart Private Equity Investment Fund Partnership Enterprise (Limited Partnership)	12,517,219.71		-12,517,219.71		-12,517,219.71
Chongqing Gongyexing No.3 Enterprise Management Partnership Enterprise (Limited Partnership)	5,607,223.78	1,853,285.45	-7,460,509.23		-5,607,223.78
Xiamen Huiyuan Phase I Venture Capital Partnership Enterprise (Limited Partnership)	8,358,366.32		-8,358,366.32		-8,358,366.32
Chongqing Gongyexing No.4 Enterprise Management Partnership Enterprise (Limited Partnership)	2,975,124.63	741,705.13	-3,716,829.76		-2,975,124.63
Chongqing Gongye Xingwu Enterprise Management Partnership Enterprise (Limited Partnership)	3,506,107.78	740,347.46	-4,246,455.24		-3,506,107.78
Chongqing Gongyexing No.6 Enterprise Management Partnership Enterprise (Limited Partnership)	3,074,023.35	358,466.53	-3,432,489.88		-3,074,023.35
SIMIC Holdings Co., Ltd.			1,170,337,199.21		1,170,337,199.21	1,170,337,199.21
Notes to the Financial Statements Page 53

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

Items	2024.12.31	Changes during the period (+ / -)				2025.12.31
		Owner contributions	Equity transfer	Other	Total
Zhuhai New Micro Equity Investment Fund Partnership Enterprise (Limited Partnership)		318,625,441.29			318,625,441.29	318,625,441.29
Total	2,806,619,979.16	348,479,537.45	-318,625,441.29		29,854,096.16	2,836,474,075.32
Notes to the Financial Statements Page 54

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
27.Capital reserve

Items	2025.12.31
Share premium	411,871,706.67
Other capital reserves
Total	411,871,706.67

28.Surplus reserves

Items	2024.12.31	Addition	Decrease	2025.12.31
Safety production cost		3,564,868.72	3,564,868.72
Total		3,564,868.72	3,564,868.72

29.Retained earnings

Items	2025.12.31
Retained earnings at the begining of the year	-1,240,824,597.44
Adjustment of openning balance
Retained earnings openning balance after adjustment	-1,240,824,597.44
Add: Net profit	-32,745,807.91
Less: Appropriation to statutory surplus reserve
Profit payable
Retained earnings at the end of the year	-1,273,570,405.35

30. Revenue and cost of sales

Items	FY 2025
	Revenue	Cost of sales
Products	1,121,444,177.52	1,045,610,007.38
Others	10,809,831.01	5,350,538.69
Total	1,132,254,008.53	1,050,960,546.07

Notes to the Financial Statements Page 55

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
Breakdown of operating revenue：

Items	FY 2025
Revenue from contracts with customers	1,132,254,008.53

31.Taxes and surcharges

Items	FY 2025
Real estate tax	3,759,292.62
Urban land use tax	2,284,490.00
Stamp duties	529,650.15
Environmental protection tax	43,263.47
Total	6,616,696.24

32.Selling Expenses

Items	FY 2025
Staff salaries and benefits	11,268,527.71
Amortisation of share-based payment	2,431,451.36
Consumption of packaging materials	80,204.20
Depreciation and amortisation	1,116,025.73
Travel and transportation expenses	1,095,752.93
Business entertainment expenses	452,759.04
Vehicle rental charges	177,550.08
External professional service fees	402,166.61
Freight and customs clearance fees	11,777.06
Security and cleaning expenses	73,899.70
Sample expenses	31,606.39
Office expenses	40,966.04
Software maintenance fees	37,943.84
Property insurance premiums	24,023.86
Water, electricity and gas charges	11,355.64
Postage and courier fees	296.30
Communication expenses	35,455.72
Hardware maintenance costs	1,502.79
Total	17,293,265.00

33.Administrative Expenses

Items	FY 2025
Staff salaries and benefits	17,390,228.10
Amortisation of share-based payment	7,934,224.09
Depreciation and amortisation	259,678.17
Property insurance premiums	44,039.82
External professional service fees	3,113,608.67
Software maintenance fees	71,490.16
Water, electricity and gas charges	23,211.79
Notes to the Financial Statements Page 56

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

Items	FY 2025
Office expenses	41,222.67
Travel and transportation expenses	305,040.58
Business entertainment expenses	122,178.24
Annual patent fees	827,650.23
Security and cleaning expenses	125,935.30
Audit fees	242,992.59
IPO related expenses	118,471.70
Communication expenses	10,148.03
Hardware maintenance costs	4,068.92
Indirect staff recruitment expenses	140,840.61
Postage and courier fees	6,003.89
Staff training expenses	1,460.32
Total	30,782,493.88

Notes to the Financial Statements Page 57

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
34.Research and Development Expenses

Items	FY 2025
Amortisation of share-based payment	1,551,659.31
Processing fees	5,406,221.35
Experiment and testing expenses	1,684,164.95
Consumption of materials	1,796,623.02
Depreciation and amortisation	4,994,512.38
Staff salaries and benefits	17,256,443.01
Patent fees	2,048,644.19
Other	226.43
Total	34,738,494.64

35.Financial Expenses

Items	FY 2025
Interest Expense	18,147,996.47
Including: interest expense on lease liabilities	3,199,895.48
Minus: Interest Income	1,283,983.25
Exchange gains and losses	3,967,925.00
Handling charges	219,829.40
Total	21,051,767.62

36.Other income

Items	FY 2025
Government grants	1,406,170.00
Additional deduction on input VAT	1,257,235.42
IIT refunds	130,542.04
Total	2,793,947.46

37.Credit impairment loss (“-” for gains)

Items	FY 2025
Credit impairment loss on trade receivables	-4,863,355.58
Impairment loss for other receivables	129,000.00
Total	-4,734,355.58

38.Impairment loss on assets
Notes to the Financial Statements Page 58

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

Items	FY 2025
Impairment loss on inventories and contract fulfilment costs	942,185.04
Impairment loss on property, plant and equipment	13,807,863.79
Impairment loss on construction in progress	10,088.50
Total	14,760,137.33

39.Gain or loss on disposal of assets

Items	FY 2025
Gain or loss arising from disposal of property, plant and equipment
Gain or loss arising from disposal of right-of-use assets	42,117.76
Total	42,117.76

40.Non-operating income

Items	FY 2025
Penalties and compensation income	3,687,590.29
Other	1,500.12
Total	3,689,090.41

Notes to the Financial Statements Page 59

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
41.Non-operating expenditures

Items	FY 2025
Loss from damage and scrapping of non-current assets	13,298.32
Other	6,627.66
Late payment surcharges	36,000.89
Total	55,926.87

42.Income tax expense
1) Statement of income tax expense

Items	FY 2025
Current income tax expense
Deferred income tax expense
Total

2) Reconciliation of accounting profit to income tax expense

Items	FY 2025
Profit before income tax	-32,745,807.91
Income tax expense calculated at statutory (applicable) tax rate	-4,911,871.19
Effect of adjustments to prior years’ income tax
Effect of non-taxable income
Effect of non-deductible costs, expenses and losses	3,905,266.05
Effect of utilisation of tax losses for which no deferred tax assets were recognised in prior years
Effect of deductible temporary differences or tax losses for which no deferred tax assets are recognised in current year	6,217,379.34
Additional tax deduction for research and development expenses	-5,210,774.20
Income tax expense

43.Supplementary information to the statement of cash flows
1）Supplementary information to the statement of cash flows

Supplementary information	FY 2025
1. Adjust net income to cash flow from operating activities
Net income	-32,745,807.91
Add: Credit impairment losses	-4,734,355.58
Provision for asset impairment	14,760,137.33
Depreciation of fixed assets	145,664,877.51
Depreciation of right-of-use assets	9,224,554.89
Amortization of intangible assets	66,718,760.05
Notes to the Financial Statements Page 60

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

Supplementary information	FY 2025
Long-term amortization of amortization expenses	75,004.28
Loss of disposal of fixed, intangible and other long-term assets	-42,117.76
Loss of scrapping of fixed assets	13,298.32
Fair Value Change Loss
Finance costs	22,115,921.47
Loss of investment
Decrease in deferred tax assets
Increased deferred tax liabilities
Inventory reduction	9,662,369.61
Decrease in operating receivables	22,882,620.83
Increase in operating payables	34,201,259.66
Others	25,904,617.03
Net cash flow from operating activities	313,701,139.73
2. Major investment and financing activities that do not involve cash receipts and expenditures
Debt converted to capital
Convertible corporate bonds maturing within one year
Financing leases fixed assets
3. Net changes in cash and cash equivalents
The closing balance of cash	215,884,276.26
Less: The opening balance of cash	199,490,763.25
Add: The closing balance of the cash equivalent
Less: The opening balance of the cash equivalent
Net increase in cash and cash equivalents	16,393,513.01
2) Disclosure on cash and cash equivalent:

Item	2025/12/31
1. cash	215,884,276.26
including：cash
bank cash	215,884,276.26
2. cash and cash equivalent balance
3.Closing balance of cash and cash equivalent	215,884,276.26

VI.Government subsidies
Government subsidies recognised in profit or loss

Item	2025/12/31
Government subsidies related to assets
Government subsidies related to income	1,406,170.00
Total	1,406,170.00

Notes to the Financial Statements Page 61

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
VII.Related parties and related party transactions
1)Information of the Company’s Parent Company

Parent company	Registered address	Nature of business	Registered capital	Shareholding percentage of Parent Company(%)	Percentage of voting rights held by the Parent Company in the Company(%)
SIMIC Holdings Co., Ltd.	Shanghai	Service business	470,411,160.00	38.8571	38.8571

2)Information of other related parties

Name of other related parties	Relationship of other related parties with the Company
Alpha & Omega Semiconductor (Macau), Ltd.	AOS Limited's Subsidiary
Alpha & Omega Semiconductor (Shanghai) Ltd.	AOS Limited's Subsidiary
Alpha & Omega Semiconductor International LP	AOS Limited's Subsidiary
Alpha & Omega Semiconductor (Hong Kong) Limited	AOS Limited's Subsidiary

3)Related Party Transactions
     Related party transactions involving purchase and sale of goods, provision and receipt of services
Statement of Purchases of Goods and Receipt of Services

Related party	Nature of Related Party Transactions	FY 2025
Alpha & Omega Semiconductor (Macau), Ltd.	Purchase of Goods	50,456,352.05
Alpha & Omega Semiconductor (Shanghai) Ltd.	Purchase of Goods	10,377.79
Alpha & Omega Semiconductor (Shanghai) Ltd.	Receipt of Services
Alpha & Omega Semiconductor Limited	Receipt of Services	13,479,615.02
Sales of Goods & Services Provided

Related party	Contents of Related Party Transactions	FY 2025
Alpha & Omega Semiconductor (Macau), Ltd.	Sales of Finished Goods	767,035,086.73
Alpha & Omega Semiconductor (Macau), Ltd.	Sales of Raw Materials	313,052.40
Alpha & Omega Semiconductor International LP	Sales of Finished Goods	3,308,762.80
Alpha & Omega Semiconductor (Shanghai) Ltd.	Sales of Raw Materials	7,471.92
Alpha & Omega Semiconductor (Shanghai) Ltd.	Equipment Rental Income	272,195.83
Notes to the Financial Statements Page 62

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

Related party	Contents of Related Party Transactions	FY 2025
Alpha & Omega Semiconductor (Shanghai) Ltd.	Provision of Services	927,256.37
Alpha & Omega Semiconductor (Hong Kong) Limited	Provision of Services	7,589.79

4)Unsettled items such as receivables and payables with related parties
(1)Receivable Items

Items	Related Party	2025/12/31
		Carrying Balance	Allowance for Bad Debts
Receivable Items
	Alpha & Omega Semiconductor (Macau), Ltd.	122,052,904.96	64,417.76
	Alpha & Omega Semiconductor International LP	480,523.91

(2)Payable Items

Items	Related Party	2025/12/31
Trade Payable
	Alpha & Omega Semiconductor (Macau), Ltd.	7,065,997.39
	Alpha & Omega Semiconductor (Shanghai) Ltd.
Other Payables
	Alpha & Omega Semiconductor (Shanghai) Ltd.

VIII.Share-based Payment
1)Equity-settled Share-based Payments Summary
Pursuant to the Board Resolution adopted at the 39th meeting of the First Board of Directors of Chongqing Wanguo held on 30 December 2021, it was approved that the incentive recipients shall subscribe for the Company’s newly increased capital contribution of USD 15,752,900.00 through the shareholding platform at a total consideration of USD 15,752,900.00.
The restricted shares shall only vest if the incentive recipients provide continuous service from the grant date (31 December 2021) until one year after the Company’s successful listing, with a subscription price of USD 1.00 per share.
In accordance with the incentive plan, if an incentive recipient resigns prior to the completion of the required service period, the general partner of the shareholding platform reserves the right to immediately terminate all partnership interests held by such employee.
Notes to the Financial Statements Page 63

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
2)Share-based Compensation Expense

Grant Recipients	2025/12/31
	Equity-settled share-based payments	Cash-settled share-based payments	Total
Incentive employees	25,904,617.03		25,904,617.03
Other
Total	25,904,617.03		25,904,617.03

3)Modification and Cancellation of Share-based Payment Plans
Pursuant to the resolution adopted at the First Extraordinary General Meeting of Shareholders of the Company, together with relevant resolutions fully executed by all parties as of 12 September 2025, approval was granted to cancel the aforesaid employee equity incentive plan. All remaining expenses attributable to the equity incentive plan shall be fully recognized in profit or loss of the current period in a lump sum.
IX.Commitments and Contingencies
1)Significant Commitments
As at 31 December 2025, the Company has no material financial commitments requiring disclosure.
2)Contingencies
As at 31 December 2025, the Company has no material contingencies requiring disclosure.
X.Events After the Balance Sheet Date
As at the reporting date, the Company has no significant events after the balance sheet date requiring disclosure.
XI.Other Significant Matters
On 19 March 2025, Information Industry Electronics Eleventh Design & Research Institute Scientific and Engineering Co., Ltd. (hereinafter referred to as "Eleventh Technology") filed an arbitration application with Chongqing Arbitration Commission in
Notes to the Financial Statements Page 64

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
respect of disputes arising from the performance of the Construction and Installation Contract and Supplementary Agreement No. 1 (Case No.: (2025) Yu Zhong Zi No. 1107).
Subsequently, both parties negotiated and signed the Project Payment Agreement on 11 October 2025. The agreement confirmed that the fixed lump-sum price under the Construction and Installation Contract was RMB 163,339,000. As of the date of signing the agreement, Eleventh Technology had received project payments of RMB 96,754,114, with a remaining balance of RMB 66,584,886 (including quality guarantee deposit of RMB 8,166,950). As the two parties failed to reach an agreement on acceptance criteria for Item 3 (clean room temperature, humidity and pressure commissioning) set out in the attached Summary of Unfinished Works for Phase I Expansion Project, such works were designated as a deviation item under the agreement, with the corresponding project payment provisionally deducted in the amount of RMB 417,182. The arbitration commission shall render an award on the acceptance criteria, actual construction cost and respective liabilities of both parties for this portion of works in accordance with the original Construction and Installation Contract.
In addition, the agreement stipulated payment conditions for the first instalment of project payment amounting to RMB 19,202,787; formulated construction and acceptance schedules for four categories of unfinished works (Category A, B, C and D, aggregating RMB 28,368,406) and annual maintenance works (with corresponding acceptance payment of RMB 10,429,561); and clarified payment requirements for project funds and matching quality guarantee deposits in respect of the above Category A/B/C/D works and annual maintenance works.
With regard to disputed matters not covered by the agreement (such as amounts of extra or omitted works outside the contract, idle labour losses, liquidated damages, etc.), the parties agreed that if they fully performed all obligations under the Project Payment Agreement within 90 days from the signing date yet still failed to reach consensus on the aforesaid outstanding disputes, the arbitration commission shall resume the hearing and issue an award.
Notes to the Financial Statements Page 65

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
Pursuant to the above payment agreement, both parties jointly applied to the arbitration commission for a 90 days stay of proceedings for this case, and the case is currently under stayed proceedings.
Notes to the Financial Statements Page 66

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)
XII.Reconciliation Table from PRC GAAP to US GAAP
The accompanying financial statements have been prepared in conformity with, “Accounting Standards for Business Enterprises” (“PRC GAAP”), which differ in certain material respects from generally accepted accounting principles in the United States (“US GAAP”). Such differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP.
The following is a summary of the material adjustments to net income and shareholders’ equity, which would be required in reconciling the significant differences between PRC GAAP and US GAAP:

Reconciliation of net loss:

FY 2025
(Unaudited)
Net loss as reported under PRC GAAP	(32,745,807.91)
US GAAP adjustments:
Lease	1,272,116.99
Employee stock option	25,904,617.03
Total US GAAP adjustments	27,176,734.02
Net loss under US GAAP	(5,569,073.89)

Reconciliation of stockholders’ equity:

2025.12.31
(Unaudited)
Total stockholders’ equity as reported under PRC GAAP	1,974,775,376.64
US GAAP adjustments:
Lease	7,068,007.84
Stockholders’ equity under US GAAP	1,981,843,384.48
Notes to the Financial Statements Page 67

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

Movement in stockholders’ equity in accordance with US GAAP:

FY 2025
(Unaudited)
Balance at beginning of year	1,937,066,185.43
Investment by owners	50,346,272.94
Net loss under US GAAP	(5,569,073.89)
Balance at end of year	1,981,843,384.48

Cash and cash flow statements
Under PRC GAAP, interest paid for borrowing and payments for operating lease are classified as financial activities. Under US GAAP, interest paid for borrowing and payments for operating lease are classified as operating activities. Summarized cash flow information under US GAAP would be presented as follows:

FY 2025
(Unaudited)
Net cash flows from operating activities	285,650,515.24
Net cash flows from financial activities	(30,613,727.06)

The balance sheet accounts under US GAAP is as follows:
2025.12.31
(Unaudited)
Total Current Assets	707,263,851.40
Total Non-Current Assets	2,262,375,743.12
Total Assets	2,969,639,594.52
Total Currents Liabilities	798,370,967.29
Total Non-Current Liabilities	189,425,242.75
Total Liabilities	987,796,210.04
Total Stockholders’ Equity	1,981,843,384.48
Total Liabilities and Stockholders’ Equity	2,969,639,594.52

Comprehensive loss
FY 2025
(Unaudited)
Net loss	(5,569,073.89)
Comprehensive loss	(5,569,073.89)

Notes to the Financial Statements Page 68

Chongqing SIMIC Semiconductor Limited NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 2025 (English Translation for Reference Only)

The significant accounting policies for the reconciliation from PRC GAAP to US GAAP are as follows:
(1) Lease
Under PRC GAAP, the amortization of the right-of-use asset and interest on the lease liability are separately calculated. The Company depreciates right-of-use assets using the straight-line method and calculates the interest expense of the lease liability in each period of the lease term according to the fixed periodic interest rate. For operating leases under US GAAP ASC 842 Leases, the amortization of the right-of-use asset is calculated as the difference between the straight-line lease cost for the period and the periodic accretion of the lease liability using the effective interest method.
    (2) Employee stock option
The Company implemented an employee incentive plan from 2022, the terms of which are related to IPO. The Company expects to be able to complete the IPO in few years and accrued stock payment fee during this period, starting from January 2022.
A liquidity event (e.g., IPO or change in control) represents a performance condition under ASC 718. During the service or vesting period, the entity must assess the probability that the performance condition will be. A liquidity event such as a change in control or an IPO is generally not considered probable until it occurs.
This position is consistent with the guidance in ASC 805-20-55-50 and 55-51 on liabilities that are triggered upon the consummation of a business combination. Accordingly, the Company should not recognize compensation cost related to awards that vest upon IPO until the event occurs.
The stock payment fee and the related equity reserve have been reversed due to GAAP difference.

Chongqing SIMIC Semiconductor Limited
March 28, 2026
Notes to the Financial Statements Page 69